GSR MORTGAGE LOAN TRUST 2006-7F
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2006-7F

MASTER SERVICING

and

TRUST AGREEMENT

among

GS MORTGAGE SECURITIES CORP.,
as Depositor

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer and Securities Administrator

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Custodian

Dated as of

July 1, 2006

i

SCHEDULES AND EXHIBITS

Schedule I	Mortgage Loans

Schedule II	[Reserved]

Schedule III	PAC Scheduled Amounts

Exhibit A	Forms of Certificates

ii

MASTER SERVICING AND TRUST AGREEMENT

        THIS MASTER SERVICING AND TRUST AGREEMENT (this “Trust Agreement”), dated as of July 1, 2006, is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), DEUTSCHE BANK NATIONAL TRUST COMPANY, as custodian (a “Custodian”), and WELLS FARGO BANK, N.A., as securities administrator (in such capacity, the “Securities Administrator”) and master servicer (in such capacity, the “Master Servicer”). All of the provisions of the Standard Terms to Master Servicing and Trust Agreement (July 2006 Edition) (the “Standard Terms”), unless otherwise specified herein, are hereby incorporated herein by reference and shall be a part of this Trust Agreement as if set forth herein in full.

PRELIMINARY STATEMENT

        The Board of Directors of the Depositor has duly authorized the formation of GSR Mortgage Loan Trust 2006-7F as a trust (the “Trust”) to issue a series of securities with an aggregate initial outstanding principal balance of $609,955,387 to be known as the Mortgage Pass-Through Certificates, Series 2006-7F (the “Certificates”). The Trust is formed by this Trust Agreement. The Certificates in the aggregate evidence the entire beneficial ownership in the Trust. The Certificates consist of the Classes set forth herein.

        Pursuant to Section 12.01 of the Standard Terms, the Securities Administrator, on behalf of the Trustee, shall make an election to treat all of the Trust Estate as three real estate mortgage investment conduits (each, a “REMIC” and, individually, “REMIC LT1,” “REMIC MT” and “REMIC UT”) for federal income tax purposes. The “startup day” of each REMIC for purposes of the REMIC Provisions is the Closing Date.

        For purposes of naming the REMIC Interests and the Certificates, the first number of the Senior Certificates (“1,” “2,” “3,” “4” or “5”), if any, refers to the Collateral Group, the letter (“A,” “M” or “B”), refers to the status of the interest (“A” for senior or “M” or “B” for subordinate) and the final character or characters (“1,” “2,” “3,” “4,” “5,” “6,” “7,” “8,” “9,” “10,” “11,” “12,” “13,” “14,” “X,” “R” or “RC”) refers to the specific Class.

        NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Trustee, the Securities Administrator, each Custodian and the Master Servicer agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.  Standard Terms.

        The Depositor, the Trustee, the Securities Administrator, the Custodian and the Master Servicer acknowledge that the Standard Terms prescribe certain obligations of each such entity with respect to the Certificates. The Depositor, the Trustee, the Securities Administrator, each Custodian and the Master Servicer agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Trust Agreement, except to the extent inconsistent with the provisions of this Trust Agreement, the Standard Terms are and shall be a part of this Trust Agreement to the same extent as if set forth herein in full.

Section 1.02.  Defined Terms.

        Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or in the applicable Sale and Servicing Agreement. In the event of a conflict between the Standard Terms and the applicable Sale and Servicing Agreement, such Sale and Servicing Agreement shall govern. In the event of a conflict between the Standard Terms and this Trust Agreement, this Trust Agreement shall govern. In addition, the following provisions shall govern the defined terms set forth below for this Trust Agreement:

        “Accrual Certificates”: The Class 2A-11 Certificates.

        “Accrued Certificate Interest”: Interest to be distributed to each Class of Certificates entitled to interest on any Distribution Date consisting of the sum of (i) interest accrued during the related Interest Accrual Period at the applicable Certificate Rate for such Class of Certificates on the Certificate Balance (or Notional Amount) of such Class of Certificates immediately preceding such Distribution Date and (ii) accrued but unpaid Accrued Certificate Interest from prior Distribution Dates (on a cumulative basis, but without interest on such unpaid Accrued Certificate Interest).

        “Aggregate Subordinate Percentage”: For any Certificate Group at any time, the sum of the Class Principal Balances of the Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups.

        “Applicable Fraction”: For each Mortgage Loan and REMIC LT1, shall be calculated as follows:

•	For Collateral Group 2 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 6.00% per annum, but less than 6.50% per annum:

6.50% minus the Net Rate on such Mortgage Loan
0.50%;

•	For Collateral Group 4 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 6.00% per annum, but less than 6.50% per annum:

1 minus [6.50% minus the Net Rate on such Mortgage Loan]
[ 0.50% ];

•	For Collateral Group 4 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 6.50% per annum, but less than 7.50% per annum:

7.50% minus the Net Rate on such Mortgage Loan
1.00%;

•	For Collateral Group 5 and each Mortgage Loan in Loan Group 1 with a Net Rate greater than or equal to 6.50% per annum, but less than 7.50% per annum:

1 minus [7.50% minus the Net Rate on such Mortgage Loan]
[ 1.00% ];

•	For Collateral Group 1 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 5.00% per annum, but less than 6.00% per annum:

6.00% minus the Net Rate on such Mortgage Loan
1.00%;

•	For Collateral Group 2 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 5.00% per annum, but less than 6.00% per annum:

1 minus [6.00% minus the Net Rate on such Mortgage Loan]
[ 1.00% ];

•	For Collateral Group 2 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 6.00% per annum, but less than 6.25% per annum:

6.25% minus the Net Rate on such Mortgage Loan
0.25%;

•	For Collateral Group 3 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 6.00% per annum, but less than 6.25% per annum:

1 minus [6.25% minus the Net Rate on such Mortgage Loan]
[ 0.25% ];

•	For Collateral Group 3 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 6.25% per annum, but less than 7.50% per annum:

7.50% minus the Net Rate on such Mortgage Loan
1.25%;

•	For Collateral Group 5 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 6.25% per annum, but less than 7.50% per annum:

1 minus é7.50% minus the Net Rate on such Mortgage Loanù
ë 1.25% û;

•	For Collateral Group 5 and each Mortgage Loan in Loan Group 2 with a Net Rate greater than or equal to 7.50% per annum, 100%;

“Apportioned Principal Balance”: For any Class of Subordinate Certificates and any Distribution Date, the Class Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the related Group Subordinate Amount for such date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for such date.

“Assignment Agreements”: (i) the Assignment, Assumption and Recognition Agreement dated as of July 1, 2006, by and among GSMC, the Depositor and Countrywide Servicing, as servicer, (ii) the Assignment, Assumption and Recognition Agreement dated as of July 1, 2006, by and among GSMC, the Depositor and Countrywide, as seller, and (iii) the Assignment, Assumption and Recognition Agreement dated as of July 1, 2006, by and among the Depositor, the Trustee, Countrywide and Countrywide Servicing, and as acknowledged by the Master Servicer.

“Available Distribution Amount”: For any Distribution Date and any Collateral Group, the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(i) the total amount of all cash received from or on behalf of the Mortgagors or advanced by the Servicer (or the Master Servicer in the event the Servicer fails to make such required advances, or by the Trustee in the event the Master Servicer fails to make any such required advances, in each case pursuant to Section 3.05 of the Standard Terms) on the Mortgage Loans contributing to such Collateral Group and not previously distributed (including Monthly Advances made by the Servicer (or by the Master Servicer in the event the Servicer fails to make such required advances, or by the Trustee in the event the Master Servicer fails to make any such required advances, in each case pursuant to Section 3.05 of the Standard Terms), Compensating Interest Payments made by the Servicer (or the Master Servicer or other successor servicer, as the case may be) and proceeds of Mortgage Loans that are liquidated), except:

(a) all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b) all Curtailments received after the previous calendar month;

(c) all Payoffs received after the previous calendar month (together with each interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans contributing to such Collateral Group for the period after the previous calendar month);

(d) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans contributing to such Collateral Group after the previous calendar month;

(e) all amounts in the Certificate Account from Mortgage Loans contributing to such Collateral Group that are then due and payable to the Servicer under the Sale and Servicing Agreement;

(f) the Servicing Fee and the Master Servicing Fee for each Mortgage Loan in such Collateral Group, net of any amounts payable as compensating interest by the Servicer on that Distribution Date;

(g) any amounts payable in respect of any primary mortgage insurance policy;

(h) all related indemnification amounts and other amounts reimbursable on such Distribution Date to the Securities Administrator, the Custodians or the Trustee or the Master Servicer; and

(i) all expenses of the Trust Estate paid after the immediately preceding Distribution Date;

(ii) the total amount of any cash received by the Securities Administrator or the Servicer (or the Master Servicer) from the repurchase by the applicable Loan Seller of any Mortgage Loans contributing to such Collateral Group as a result of defective documentation or breach of representations and warranties (provided that the obligation to repurchase arose before the related Due Date); provided further that the Available Distribution Amount for REMIC UT shall be the amounts distributed by REMIC MT and the Available Distribution Amount for REMIC MT shall be the amounts distributed by REMIC LT1.

provided that interest with respect to any Mortgage Loan that relates to two Collateral Groups shall be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

“B Average Rate”: For each Distribution Date, an annual rate equal to the weighted average of the Designated Rates applicable to Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4 and Collateral Group 5, and weighted on the basis of the Group Subordinate Amounts for such Collateral Groups.

“Basis Risk Reserve Fund”: Any of the Class 3A-1 Reserve Fund or the Class 4A-1 Reserve Fund.

“Basis Risk Shortfalls”: For the Class 3A-1 or Class 4A-1 Certificates and any Distribution Date, the excess, if any, of the aggregate amount of interest that such Class would have been entitled to receive if the Certificate Rate for each such Class was calculated without regard to the related Maximum Rate for such Certificates, over the actual aggregate amount of interest such Class is entitled to receive for such Distribution Date.

“Book-Entry Certificates”: The Senior Certificates and the Senior Subordinate Certificates.

“Certificate Account Property”: The Certificate Account, all amounts, investments and other property held from time to time in the Certificate Account, and all proceeds of the foregoing.

“Certificate Balance”: As to any Class of Certificates (other than any Interest Only Certificate) or Interests as of the close of business on each Distribution Date, the initial Certificate Balance thereof (as shown on the charts in Section 2.03) reduced by (i) all principal payments previously distributed to such Class and (ii) all Realized Losses previously allocated to such Class and increased (a) in the case of any Class of Certificates for which the Certificate Balance thereof has been reduced by any Realized Loss, by the amount of any Subsequent Recoveries allocated to such Class in accordance with Section 3.02(e) and (b) in the case of any Accrual Certificates, by any Accrued Certificate Interest previously added to the Certificate Balance thereof.

“Certificate Group”: The Group 1 Certificates, the Group 2 Certificates, the Group 3 Certificates, the Group 4 Certificates and the Group 5 Certificates, as applicable.

“Certificate Rate”: With respect to each Class of Certificates on any Distribution Date, the percentage per annum or other entitlement to interest described in Section 2.03. With respect to each REMIC Interest on any Distribution Date, the Certificate Rates described in Section 2.03.

“Certificates”: The Class 1A-1, Class 2A-3, Class 2A-5, Class 2A-6, Class 2A-7, Class 2A-10, Class 2A-11, Class 2A-12, Class 2A-13, Class 3A-1, Class 3A-2, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 4A-1, Class 4A-3, Class 4A-4, Class 4A-6, Class 4A-7, Class 4A-8, Class 4A-9, Class 4A-10, Class 4A-11, Class 4A-14, Class 5A-1, Class 5A-2, Class A-X, Class M-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class X, Class RC and Class R Certificates.

“Class”: Each Class of Certificates or REMIC Interests.

“Class 2A-6 Notional Amount”: With respect to each Distribution Date, an amount equal to the Class Principal Balance of the Class 2A-5 Certificates on such Distribution Date.

"Class 3A-2 Notional Amount": With respect to each Distribution Date, an amount equal to the Class Principal Balance of the Class 3A-1 Certificates on such Distribution Date.

"Class 4A-8 Notional Amount": With respect to each Distribution Date, an amount equal to (a) 0.50% of the Class Principal Balance of the Class 4A-7 Certificates on such Distribution Date, divided by (b) 6.50%.

"Class 4A-14 Notional Amount": With respect to each Distribution Date, an amount equal to (a) 0.30% of the Class Principal Balance of the Class 4A-3 Certificates on such Distribution Date, divided by (b) 6.50%.

"Class 5A-2 Notional Amount": With respect to each Distribution Date, an amount equal to the Class Principal Balance of the Class 5A-1 Certificates on such Distribution Date.

“Class A Certificates”: The Class 1A-1, Class 2A-3, Class 2A-5, Class 2A-6, Class 2A-7, Class 2A-10, Class 2A-11, Class 2A-12, Class 2A-13, Class 3A-1, Class 3A-2, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7, Class 3A-8, Class 4A-1, Class 4A-3, Class 4A-4, Class 4A-6, Class 4A-7, Class 4A-8, Class 4A-9, Class 4A-10, Class 4A-11, Class 4A-14, Class 5A-1, Class 5A-2 and Class A-X Certificates.

“Class A-X Notional Amount”: Initially shall be $72,267, and for each Distribution Date, the product of (x) a fraction, the numerator of which is the weighted average of the Net Rates of the Premium Loans at the beginning of the related Due Period minus 7.50% and the denominator of which is 7.00% and (y) the total principal balance of the Premium Loans as of the first day of the related Interest Accrual Period.

“Class B Certificates”: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

“Class M Certificates”: The Class M-1 Certificates.

“Class 3A-1 Interest Rate Cap Agreement”: The interest rate cap agreement dated July 28, 2006, by and between the Interest Rate Cap Counterparty and GSMC, which was transferred by GSMC to the Depositor and transferred by the Depositor to the Trustee on the Closing Date for the benefit of the Holders of the Class 3A-1 Certificates pursuant to a separate novation agreement dated such date and pursuant to Section 3.05.

“Class 3A-1 Interest Rate Cap Amount”: For the Class 3A-1 Interest Rate Cap Agreement and any Distribution Date, the amount, if any, to be paid by the Interest Rate Cap Counterparty to the Trustee for the account of the Separate Interest Trust pursuant to such Class 3A-1 Interest Rate Cap Agreement, as calculated by the Interest Rate Cap Counterparty based in part on information in the Distribution Date Statement delivered to it pursuant to Section 4.01 of the Standard Terms.

“Class 3A-1 Reserve Fund”: A fund for the benefit of the Holders of the Class 3A-1 Certificates created as part of the Separate Interest Trust pursuant to Section 3.04 of this Agreement, which is not an asset of any REMIC or of the Trust Estate.

“Class 4A-1 Interest Rate Cap Agreement”: The interest rate cap agreement dated July 28, 2006, by and between the Interest Rate Cap Counterparty and GSMC, which was transferred by GSMC to the Depositor and transferred by the Depositor to the Trustee on the Closing Date for the benefit of the Holders of the Class 4A-1 Certificates pursuant to a separate novation agreement dated such date and pursuant to Section 3.05.

“Class 4A-1 Interest Rate Cap Amount”: For the Class 4A-1 Interest Rate Cap Agreement and any Distribution Date, the amount, if any, to be paid by the Interest Rate Cap Counterparty to the Trustee for the account of the Separate Interest Trust pursuant to such Class 4A-1 Interest Rate Cap Agreement, as calculated by the Interest Rate Cap Counterparty based in part on information in the Distribution Date Statement delivered to it pursuant to Section 4.01 of the Standard Terms.

“Class 4A-1 Reserve Fund”: A fund for the benefit of the Holders of the Class 4A-1 Certificates created as part of the Separate Interest Trust pursuant to Section 3.04 of this Agreement, which is not an asset of any REMIC or of the Trust Estate.

“Class Principal Balance”: As to any Class of Certificates on each Distribution Date, the total Certificate Balance of all Certificates of such Class on that Distribution Date.

“Closing Date”: July 28, 2006.

“Collateral Group”: Any of Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4 and Collateral Group 5, as applicable.

“Collateral Group 1”: The Mortgage Loans in Subgroup 2-A or portions thereof that have been stripped to an Effective Net Rate of 5.00%.

“Collateral Group 2”: The Mortgage Loans in Subgroup 1-A, Subgroup 2-A and Subgroup 2-B or portions thereof that have been stripped to an Effective Net Rate of 6.00%.

“Collateral Group 3”: The Mortgage Loans in Subgroup 2-B and Subgroup 2-C or portions thereof that have been stripped to an Effective Net Rate of 6.25%.

“Collateral Group 4”: The Mortgage Loans in Subgroup 1-A and Subgroup 1-B or portions thereof that have been stripped to an Effective Net Rate of 6.50%.

“Collateral Group 5”: The Mortgage Loans in Subgroup 1-B, Subgroup 2-C and Subgroup 2-D or portions thereof that have been stripped to an Effective Net Rate of 7.50%.

“Combination Group”: Any combination of Exchangeable REMIC Certificates set forth on Appendix A to the Exchange Agreement .

“Corresponding Class”: For each Class of REMIC Interests or Certificates, the Class or Classes indicated as such in the tables set forth in Section 2.03.

“Countrywide”: Countrywide Home Loans, Inc., or any successor in interest.

“Countrywide Servicing”: Countrywide Home Loans Servicing LP, or any successor in interest.

“Credit Support Depletion Date”: With respect to the Subordinate Certificates, the first Distribution Date (if any) on which the aggregate Certificate Balance of the Subordinate Certificates has been or shall be reduced to zero.

“Current Shortfall”: Any amount included in the Principal Distribution Amount for which cash is not available to make distributions as a result of the Servicer’s decision not to Advance a delinquent payment, other than a Realized Loss.

“Curtailment”: Any partial prepayment on any Mortgage Loan.

“Custodian”: Deutsche Bank, in its capacity as a custodian under the Custodial Agreement.

“Custodial Agreement”: The Master Custodial Agreement, dated as of July 1, 2006 among GSMC, the Custodian and the Servicer.

“Cut-Off Date”: July 1, 2006.

“Data Collection Schedule”: As defined in the Custodial Agreement.

“Depositor”: GS Mortgage Securities Corp., in its capacity as depositor under this Trust Agreement.

“Designated Rate”: With respect to Collateral Group 1, 5.00% per annum. With respect to Collateral Group 2, 6.00% per annum. With respect to Collateral Group 3, 6.25% per annum. With respect to Collateral Group 4, 6.50% per annum. With respect to Collateral Group 5, 7.50% per annum.

“Deutsche Bank”: Deutsche Bank National Trust Company, or any successor in interest.

“Distribution Date”: The 25th day of each month, or if such day is not a Business Day, the next Business Day following such day. The first Distribution Date shall be August 25, 2006.

“Due Date”: For any Mortgage Loan, the first day in each calendar month.

“Due Period”: For any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Effective Net Rate”: For any Mortgage Loan and any Collateral Group to which such Mortgage Loan contributes interest, the effective Net Rate at which such Mortgage Loan contributes interest to such Collateral Group.

“Exchangeable REMIC Class” or “Exchangeable REMIC Certificates”: The Class 2A-3, Class 2A-5, Class 2A-6, Class 2A-7, Class 2A-10, Class 2A-11, Class 2A-12, Class 2A-13, Class 4A-3, Class 4A-4, Class 4A-6, Class 4A-7, Class 4A-8, Class 4A-9, Class 4A-10, Class 4A-11 and Class 4A-14 Certificates.

“Exchange Classes” or “Exchange Certificates”: The Class 2A-1, Class 2A-2, Class 2A-4, Class 2A-8, Class 2A-9, Class 4A-2, Class 4A-5, Class 4A-12 and Class 4A-13 Certificates issued or issuable pursuant to the Exchange Agreement in exchange and in accordance with the Exchange Agreement for the Exchangeable REMIC Certificates, or the Certificates of each such Class, as the context may require.

“Exchange Agreement”: The Trust Agreement dated as of July 1, 2006, entered into by and among the Depositor, the Trustee, the Master Servicer and the Securities Administrator for the issuance of the Exchange Certificates.

“Exchange Trustee”: U.S. Bank National Association, in its capacity as trustee under the Exchange Agreement.

“Fair Market Value Excess”: An amount equal to the excess, if any, of the amount in clause (y) of the definition of “Termination Price”, over the amount in clause (x) of the definition of “Termination Price.”

“Fitch”: Fitch Ratings, or any successor in interest.

“Group 1 Certificate”: Any Class 1A-1 Certificate.

“Group 1 Mortgage Loan”: Any Mortgage Loan in Loan Group 1.

“Group 2 Certificate”: Any Class 2A-3, Class 2A-5, Class 2A-6, Class 2A-7, Class 2A-10, Class 2A-11, Class 2A-12 or Class 2A-13 Certificate.

“Group 2 Mortgage Loan”: Any Mortgage Loan in Loan Group 2.

"Group 2 NAS Percentage": With respect to any Distribution Date, an amount equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class 2A-12 and Class 2A-13 Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class 2A-3, Class 2A-5, Class 2A-7, Class 2A-10, Class 2A-11, Class 2A-12 and Class 2A-13 Certificates immediately prior to such date.

“Group 2 NAS Priority Amount”: With respect to any Distribution Date, the lesser of (i) the sum of (x) the product of the Group 2 NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for Collateral Group 2 and such date and (y) the product of the Group 2 NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for Collateral Group 2 and such date and (ii) the aggregate Class Principal Balance of the Class 2A-12 and Class 2A-13 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 2A-12 and Class 2A-13 Certificates shall be entitled to their aggregate pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group 2 and (ii) on the date on which the aggregate Class Principal Balance of the Class 2A-3, Class 2A-5, Class 2A-7, Class 2A-10 and Class 2A-11 Certificates has been reduced to zero, the Class 2A-12 and Class 2A-13 Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group 2 allocable to the Class 2A-3, Class 2A-5, Class 2A-7, Class 2A-10 and Class 2A-11 Certificates and thereafter, the Group 2 NAS Priority Amount will equal of the Senior Principal Distribution Amount for Collateral Group 2.

“Group 3 Certificate”: Any Class 3A-1, Class 3A-2, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7 or Class 3A-8 Certificate.

"Group 3 NAS Percentage": With respect to any Distribution Date, an amount equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class 3A-6, Class 3A-7 and Class 3A-8 Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7 and Class 3A-8 Certificates immediately prior to such date.

“Group 3 NAS Priority Amount”: With respect to any Distribution Date, the lesser of (i) the sum of (x) the product of the Group 3 NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for Collateral Group 3 and such date and (y) the product of the Group 3 NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for Collateral Group 3 and such date and (ii) the aggregate Class Principal Balance of the Class 3A-6, Class 3A-7 and Class 3A-8 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 3A-6, Class 3A-7 and Class 3A-8 Certificates shall be entitled to their aggregate pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group 3 and (ii) on the date on which the aggregate Class Principal Balance of the Class 3A-1, Class 3A-3, Class 3A-4 and Class 3A-5 Certificates has been reduced to zero, the Class 3A-6, Class 3A-7 and Class 3A-8 Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group 3 allocable to the Class 3A-1, Class 3A-3, Class 3A-4 and Class 3A-5 Certificates (provided, however, that as between the Class 3A-6 and Class 3A-7 Certificates, such amounts shall be distributed sequentially, in that order, until the Class Principal Balance of the Class 3A-6 Certificates has been reduced to zero) and thereafter, the Group 3 NAS Priority Amount will equal of the Senior Principal Distribution Amount for Collateral Group 3.

“Group 4 Certificate”: Any Class 4A-1, Class 4A-3, Class 4A-4, Class 4A-6, Class 4A-7, Class 4A-8, Class 4A-9, Class 4A-10, Class 4A-11 or Class 4A-14 Certificate.

"Group 4(A) NAS Percentage": With respect to any Distribution Date, an amount equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class 4A-4 Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class 4A-4 and Class 4A-6 Certificates immediately prior to such date.

“Group 4(A) NAS Priority Amount”: (a) With respect to any Distribution Date and for purposes of distributions to the Class 4A-4 Certificates pursuant to Section 3.01(a)(ii)(D)(1)(a)ii. is equal to the lesser of (i) the sum of (x) the product of the Group 4(A) NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and 62.5396125102898% of the portion of the Scheduled Principal Amount for Collateral Group 4 comprising a portion of the amount of the Senior Principal Distribution Amount for Collateral Group 4 for such Distribution Date necessary to reduce the aggregate Class Principal Balance of the Class 4A-3, Class 4A-4 and Class 4A-6 Certificates to the PAC(C) Scheduled Amount for such Distribution Date and after giving effect to distributions made to the Class 4A-3 Certificates as described in Section 3.01(a)(ii)(D)(1)(a)i. and assuming that amounts distributed pursuant to such clause are attributable to the amounts described in clauses (1), (2) and (3) of the definition of “Senior Principal Distribution Amount” for Collateral Group 4 for such date in the same proportion as such amounts comprise the Senior Principal Distribution Amount for Collateral Group 4 for such date and (y) the product of the Group 4(A) NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and 62.5396125102898% of the Unscheduled Principal Amount for Collateral Group 4 comprising a portion of the amount of the Senior Principal Distribution Amount for Collateral Group 4 for such Distribution Date necessary to reduce the aggregate Class Principal Balance of the Class 4A-3, Class 4A-4 and Class 4A-6 Certificates to the PAC(C) Scheduled Amount for such Distribution Date and after giving effect to distributions made to the Class 4A-3 Certificates as described in Section 3.01(a)(ii)(D)(1)(a)i. and assuming that amounts distributed pursuant to such clause are attributable to the amounts described in clauses (1), (2) and (3) of the definition of “Senior Principal Distribution Amount” for Collateral Group 4 for such date in the same proportion as such amounts comprise the Senior Principal Distribution Amount for Collateral Group 4 for such date and (ii) the aggregate Class Principal Balance of the Class 4A-4 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 4A-4 Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group 4 and (ii) on the date on which the Class Principal Balance of the Class 4A-6 Certificates has been reduced to zero, the Class 4A-4 Certificates shall be entitled to any remaining Senior Principal Distribution Amount for Collateral Group 4 allocable to the Class 4A-6 Certificates and thereafter, the Group 4(A) NAS Priority Amount will equal 62.5396125102898% of the Senior Principal Distribution Amount for Collateral Group 4.

(b) With respect to any Distribution Date and for purposes of distributions to the Class 4A-4 Certificates pursuant to Section 3.01(a)(ii)(D)(1)(c)ii. is equal to the lesser of (i) the sum of (x) the product of the Group 4(A) NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and 62.5396125102898% of the portion of the Scheduled Principal Amount for Collateral Group 4 comprising a portion of the amount of the Senior Principal Distribution Amount for Collateral Group 4 for such Distribution Date after giving effect to distributions made to the Class 4A-3 Certificates as described in Section 3.01(a)(ii)(D)(1)(c)i. and assuming that amounts distributed pursuant to such clause are attributable to the amounts described in clauses (1), (2) and (3) of the definition of “Senior Principal Distribution Amount” for Collateral Group 4 for such date in the same proportion as such amounts comprise the Senior Principal Distribution Amount for Collateral Group 4 for such date and (y) the product of the Group 4(A) NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and 62.5396125102898% of the Unscheduled Principal Amount for Collateral Group 4 comprising a portion of the amount of the Senior Principal Distribution Amount for Collateral Group 4 for such Distribution Date after giving effect to distributions made to the Class 4A-3 Certificates as described in Section 3.01(a)(ii)(D)(1)(c)i. and assuming that amounts distributed pursuant to such clause are attributable to the amounts described in clauses (1), (2) and (3) of the definition of “Senior Principal Distribution Amount” for Collateral Group 4 for such date in the same proportion as such amounts comprise the Senior Principal Distribution Amount for Collateral Group 4 for such date and (ii) the aggregate Class Principal Balance of the Class 4A-4 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 4A-4 Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group 4 and (ii) on the date on which the Class Principal Balance of the Class 4A-6 Certificates has been reduced to zero, the Class 4A-4 Certificates shall be entitled to any remaining Senior Principal Distribution Amount for Collateral Group 4 allocable to the Class 4A-6 Certificates and thereafter, the Group 4(A) NAS Priority Amount will equal 62.5396125102898% of the Senior Principal Distribution Amount for Collateral Group 4.

"Group 4(B) NAS Percentage": With respect to any Distribution Date, an amount equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class 4A-7 and Class 4A-9 Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of the Class 4A-7, Class 4A-9, Class 4A-10 and Class 4A-11 Certificates immediately prior to such date.

“Group 4(B) NAS Priority Amount”: With respect to any Distribution Date, the lesser of (i) the sum of (x) the product of the Group 4(B) NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and 37.4603874897102% of the Scheduled Principal Amount for Collateral Group 4 and such date and (y) the product of the Group 4(B) NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and 37.4603874897102% of the Unscheduled Principal Amount for Collateral Group 4 and such date and (ii) the aggregate Class Principal Balance of the Class 4A-7 and Class 4A-9 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 4A-7 and Class 4A-9 Certificates shall be entitled to their aggregate pro rata share of all scheduled and unscheduled payments of principal related to Collateral Group 4 and (ii) on the date on which the aggregate Class Principal Balance of the Class 4A-10 and Class 4A-11 Certificates has been reduced to zero, the Class 4A-7 and Class 4A-9 Certificates shall be entitled, pro rata, to any remaining Senior Principal Distribution Amount for Collateral Group 4 allocable to the Class 4A-10 and Class 4A-11 Certificates and thereafter, the Group 4(B) NAS Priority Amount will equal 37.4603874897102% of the Senior Principal Distribution Amount for Collateral Group 4.

“Group Subordinate Amount”: With respect to each Collateral Group and any Distribution Date, the excess of the sum of the Applicable Fractions of the Scheduled Principal Balance of the Mortgage Loans contributing to such Collateral Group for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group immediately prior to such Distribution Date.

“GSMC”: Goldman Sachs Mortgage Company, or any successor in interest.

“Interest Accrual Period”: For any Distribution Date (other than the first Distribution Date) and any regular interest in any REMIC created hereby or any Class of Certificates entitled to interest (other than the Class 2A-5, Class 2A-6, Class 3A-1, Class 3A-2, Class 4A-1, Class 5A-1 and Class 5A-2 Certificates), the calendar month immediately preceding the calendar month in which such Distribution Date occurs. For any Distribution Date (other than the first Distribution Date) and the Class 2A-5, Class 2A-6, Class 3A-1, Class 3A-2, Class 4A-1, Class 5A-1 and Class 5A-2 Certificates is the period beginning on and including the 25th day of the month immediately preceding the month in which such Distribution Date occurs and ending on and including the 24th day of the month in which such Distribution Date occurs. For the first Distribution Date and any regular interest in any REMIC created hereby or any Class of Certificates entitled to interest (other than the Class 2A-5, Class 2A-6, Class 3A-1, Class 3A-2, Class 4A-1, Class 5A-1 and Class 5A-2 Certificates) will accrue from July 1, 2006. For the first Distribution Date, interest on the Class 2A-5, Class 2A-6, Class 3A-1, Class 3A-2, Class 4A-1, Class 5A-1 and Class 5A-2 Certificates will accrue from July 25, 2006. The Principal Only Certificate shall not be entitled to any interest.

“Interest Only Certificate”: Any Class 2A-6, Class 3A-2, Class 4A-8, Class 4A-14, Class 5A-2 or Class A-X Certificate.

“Interest Rate Cap Agreements”: Any of the Class 3A-1 Interest Rate Cap Agreement or the Class 4A-1 Interest Rate Cap Agreement.

“Interest Rate Cap Counterparty”: Bear Stearns Financial Products Inc.

“Interests”: Each Class of REMIC Interests.

“Junior Subordinate Certificates”: The Class B-4, Class B-5 and Class B-6 Certificates.

“Liquidation Principal”: For any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date.

“Loan Group 1”: The Mortgage Loans identified on Schedule I as being in Loan Group 1.

“Loan Group 2”: The Mortgage Loans identified on Schedule I as being in Loan Group 2.

“Loan Seller”: Countrywide.

“Master Servicer”: Wells Fargo Bank, N.A., in its capacity as Master Servicer, or any successor master servicer.

“Master Servicing Fee”: With respect to any Distribution Date, all income and gain realized from the investment of funds in the Master Servicer Account during the period from and including the Servicer Remittance Date relating to such Distribution Date, to but excluding the Master Servicer Remittance Date relating to such Distribution Date.

“Maximum Rate”: With respect to any Distribution Date and any Class of Floating Rate Certificates, the amount set forth in the table in footnote 6 to the table in Section 2.03(d).

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgage Loans”: The mortgage loans identified on Schedule I hereto.

“NAS Prepayment Shift Percentage”: With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%. Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

“NAS Scheduled Principal Percentage”: With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%. Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, 100%.

“Net Rate”: With respect to each Mortgage Loan, the Note Rate of such Mortgage Loan less the Servicing Fee Rate and the rate on any primary mortgage insurance applicable to such Mortgage Loan.

“Note Rate”: For each Mortgage Loan, the rate at which the related promissory note accrues interest. For purposes of calculating the Certificate Rates on the Interests and Certificates, the Note Rate of a Mortgage Loan shall be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

“Notional Amount”: The Class 2A-6 Notional Amount, the Class 3A-2 Notional Amount, the Class 4A-8 Notional Amount, the Class 4A-14 Notional Amount, the Class 5A-2 Notional Amount or the Class A-X Notional Amount, as applicable. For the avoidance of doubt, the Notional Amount is used to calculate distributions on the related Class of Certificates, but is not a principal amount or other amount to which a Certificateholder is entitled.

“PAC(A) Certificates” The Class 2A-3 Certificates.

“PAC(A) Scheduled Amount”: With respect to any Distribution Date and the PAC(A) Certificates, the amount set forth on Schedule III attached hereto for such Distribution Date and such Certificates.

“PAC(B) Certificates” The Class 3A-5 Certificates.

“PAC(B) Scheduled Amount”: With respect to any Distribution Date and the PAC(B) Certificates, the amount set forth on Schedule III attached hereto for such Distribution Date and such Certificates.

“PAC(C) Certificates”: The Class 4A-3, Class 4A-4 and Class 4A-6 Certificates.

“PAC(C) Scheduled Amount”: With respect to any Distribution Date and the PAC(C) Certificates, the amount set forth on Schedule III attached hereto for such Distribution Date and such Certificates.

“P&I Certificates”: All Classes of Certificates other than the Principal Only Certificates, the Interest Only Certificates and the Residual Certificates.

“Payoffs”: Any prepayment in full on any Mortgage Loan.

“Pool Balance”: For any Distribution Date and any Collateral Group, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the outstanding principal balance of such Mortgage Loan as of the Due Date of the month in which such Distribution Date occurs.

“Premium Loan”: Any Group 2 Mortgage Loan with a Net Rate greater than or equal to 7.50% per annum.

“Prepayment Period”: With respect to each Distribution Date, the preceding calendar month.

“Principal Distribution Amount”: For each Collateral Group and any Distribution Date, the sum of:

(1) the Principal Payment Amount for such Collateral Group;

(2) the Principal Prepayment Amount for such Collateral Group; and

(3) the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of the Liquidation Principal derived from such Mortgage Loan.

“Principal Only Certificate”: The Class 2A-7 Certificates.

“Principal Payment Amount”: For each Collateral Group and any Distribution Date, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the sum of the following amounts:

(a) the principal portion of Scheduled Payments on such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(b) the principal portion of repurchase proceeds received on such Mortgage Loan if such Mortgage Loan was repurchased as permitted or required by this Trust Agreement during the calendar month preceding the month of such Distribution Date; and

(c) any other unscheduled payments of principal which were received on such Mortgage Loan during the period beginning on and including the second day of the preceding calendar month and ending on and including the first day of the current calendar month, other than Payoffs, Curtailments, or Liquidation Principal.

“Principal Prepayment Amount”: For any Distribution Date and any Collateral Group, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) all Payoffs and Curtailments for such Mortgage Loan that were received during the preceding calendar month or received during the period beginning on and including the second day of the preceding calendar month and ending on and including the first day of the current calendar month (as specified in the related Servicing Agreement).

“Private Certificates”: The Junior Subordinate Certificates.

“Qualified Institutional Buyer”: Any “qualified institutional buyer” as defined in clause 7(a) of Rule 144A promulgated under the Securities Act.

“Rating Agency”: Each of Fitch, S&P and Moody’s.

“Record Date”: For each Class of Certificates, the last Business Day of the related Interest Accrual Period.

“REMIC”: As specified in the preliminary statement.

“REMIC Class” or “REMIC Certificate”: Each Class of Certificates or Certificate, as applicable, issued by REMIC UT pursuant to Section 2.03 and the Class RC and Class R Certificates.

“REMIC Interests”: Each Class of REMIC interests issued pursuant to Section 2.03.

“REMIC LT1”: One of the real estate mortgage investment conduits created hereunder, which consists of the Mortgage Loans and the REMIC LT1 Distribution Account.

“REMIC LT1 Regular Interests”: The regular interests issued by REMIC LT1 as specified in Section 2.03.

“REMIC MT”: One of the real estate mortgage investment conduits created hereunder, which consists of the REMIC LT1 Regular Interests and the REMIC MT Distribution Account.

“REMIC MT Regular Interests”: The regular interests issued by REMIC MT as specified in Section 2.03.

“REMIC UT”: One of the real estate mortgage investment conduits created hereunder, which consists of the REMIC MT Regular Interests and the REMIC UT Distribution Account.

“REMIC UT Regular Interests”: The regular interests issued by REMIC UT as specified in Section 2.03.

“Remittance Date”: For each Mortgage Loan and any Distribution Date, as set forth in the related Servicing Agreement.

“Residual Certificates”: The Class RC and Class R Certificates.

“Rule 144A Certificates”: The Junior Subordinate Certificates.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Servicing Agreement”: collectively, (i) the Servicing Agreement dated as of July 1, 2004, between GSMC, as owner, and Countrywide Servicing, as servicer, as amended by Amendment Reg AB, dated as of January 1, 2006 by and between GSMC and Countrywide; and (ii) the Master Mortgage Loan Purchase Agreement dated as of July 1, 2004 between GSMC, as purchaser, and Countrywide, as seller, as amended by Amendment Reg AB, dated as of January 1, 2006 by and between GSMC and Countrywide.

“Scheduled Final Distribution Date”: For each Class of Certificates, the respective dates specified in Section 2.03(e).

“Scheduled Payments”: With respect to any Mortgage Loan, the monthly payments of principal and interest payable by the related Mortgagor pursuant to the related amortization schedule.

“Scheduled Principal Amount”: With respect to each Collateral Group and any Distribution Date, an amount equal to the amount described in clause (i) of the definition of Senior Principal Distribution Amount.

“Securities Administrator”: Wells Fargo Bank, National Association in its capacity as Securities Administrator under this Trust Agreement, or any successor securities administrator.

“Senior Certificates”: The Class A Certificates.

“Senior Collateral Group Percentage”: For Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4 and Collateral Group 5 shall equal (i) as of the Closing Date, 96.30%, 96.30%, 96.30%, 96.30% and 96.30%, respectively, and (ii) for any Distribution Date thereafter shall be a fraction expressed as a percentage equal to (a) the sum of the Certificate Balances of the Senior Certificates related to such Collateral Group immediately preceding such Distribution Date, over (b) the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (x) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (y) the outstanding principal balance of such Mortgage Loan as of the Due Date of the month in which such Distribution Date occurs.

“Senior Interests”: All of the REMIC M-T Regular Interests except those corresponding to a Class B Certificate.

“Senior Liquidation Amount”: For any Distribution Date and any Collateral Group, the aggregate, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the Applicable Fraction of the lesser of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

“Senior Prepayment Percentage”: For each Collateral Group, as follows: (i) on any Distribution Date occurring before the Distribution Date in the month of August 2011, 100%; (ii) on any other Distribution Date on which the related Senior Collateral Group Percentage for such Distribution Date exceeds the initial Senior Collateral Group Percentage as of the Cut-Off Date, 100% (in which case, the Senior Prepayment Percentage for each other Collateral Group shall also equal 100% for such Distribution Date); and (iii) on any other Distribution Date in the month of August 2011, and thereafter, 100%, unless:

(a) the mean of the sum of the Applicable Fractions of the Scheduled Principal Balances of the Mortgage Loans contributing to each related Collateral Group that are 60 or more days delinquent (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) for each of the immediately preceding three calendar months is less than or equal to 50% of the Group Subordinate Amount for such Collateral Group as of such Distribution Date, and

(b) the sum of the Applicable Fractions of the cumulative Realized Losses on the Mortgage Loans contributing to each related Collateral Group are less than or equal to the following percentage of the aggregate Group Subordinate Amount for such Collateral Group:

Distribution Date Occurring In	Percentage of the aggregate Group Subordination Amount as of the Cut-Off Date
August 2011 through July 2012	30%
August 2012 through July 2013	35%
August 2013 through July 2014	40%
August 2014 through July 2015	45%
August 2015 and thereafter	50%

in which case, the Senior Prepayment Percentage for each Collateral Group shall be as follows:

Distribution Date Occurring In or On	Senior Prepayment Percentage
August 2006 through July 2011	100%

August 2011 through July 2012	Senior Collateral Group Percentage for such Collateral Group + 70% of the related Subordinate Percentage

August 2012 through July 2013	Senior Collateral Group Percentage for such Collateral Group + 60% of the related Subordinate Percentage

August 2013 through July 2014	Senior Collateral Group Percentage for such Collateral Group + 40% of the related Subordinate Percentage

August 2014 through July 2015	Senior Collateral Group Percentage for such Collateral Group + 20% of the related Subordinate Percentage

August 2015 through the Distribution Date immediately preceding the Final Distribution Date	Senior Collateral Group Percentage for such Collateral Group

Final Distribution Date	100%

If on any Distribution Date the allocation to the P&I Certificates of Principal Prepayments in the percentage required would reduce the sum of the Certificate Balances of the P&I Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be equal to the percentage necessary to reduce such sum to zero.

“Senior Principal Distribution Amount”: For any Distribution Date and each Collateral Group shall equal the sum of:

(i)	the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(ii)	the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(iii)	the related Senior Liquidation Amount for such Distribution Date.

“Senior Subordinate Certificates”: The Class M-1, Class B-1, Class B-2 and Class B-3 Certificates.

“Servicer”: Countrywide Servicing and its respective successors or assigns, in its capacity as servicer under the related Sale and Servicing Agreement.

“Servicing Fee Rate”: For each Mortgage Loan, the per annum fee described in Schedule I hereto.

“Servicemembers Shortfall”: Any shortfall in amounts paid by any Mortgagors on the related Mortgage Loan that occurs pursuant to the Servicemembers Civil Relief Act, as amended, or comparable state or local laws affording relief to members of the armed forces.

“Subgroup 1-A”: The Mortgage Loans in Loan Group 1 with Net Rates greater than or equal to 6.00% and less than 6.50%.

“Subgroup 1-B”: The Mortgage Loans in Loan Group 1 with Net Rates greater than or equal to 6.50% and less than 7.50%.

“Subgroup 2-A”: The Mortgage Loans in Loan Group 2 with Net Rates greater than or equal to 5.00% and less than 6.00%.

“Subgroup 2-B”: The Mortgage Loans in Loan Group 2 with Net Rates greater than or equal to 6.00% and less than 6.25%.

“Subgroup 2-C”: The Mortgage Loans in Loan Group 2 with Net Rates greater than or equal to 6.25% and less than 7.50%.

“Subgroup 2-D”: The Mortgage Loans in Loan Group 2 with Net Rates greater than or equal to 7.50%.

“Subordinate Certificates”: The Class M and Class B Certificates.

“Subordinate Class Percentage”: For each Class of Subordinate Certificates and each Distribution Date, the percentage obtained by dividing the Class Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all related Subordinate Certificates immediately prior to such date.

“Subordinate Interests”: The Interest corresponding to the Subordinate Certificates.

“Subordinate Liquidation Amount”: For any Distribution Date and Collateral Group, the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to such Collateral Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

“Subordinate Percentage”: For any Collateral Group and any Distribution Date, 100% minus the Senior Collateral Group Percentage for such Collateral Group. The Subordinate Percentages as of the Closing Date shall be 3.70%, 3.70%, 3.70%, 3.70% and 3.70% for Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4 and Collateral Group 5 respectively.

“Subordinate Prepayment Percentage”: For any Distribution Date and any Collateral Group, the excess of 100% over the Senior Prepayment Percentage for such Collateral Group. Initially, the Subordinate Prepayment Percentage for each Collateral Group shall be 0%.

“Subordinate Principal Distribution Amount”: For any Distribution Date and any Collateral Group, the sum of:

(i)	the related Subordinate Percentage of the related Principal Payment Amount;

(ii)	the related Subordinate Principal Prepayment Amount; and

(iii)	the related Subordinate Liquidation Amount.

Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to the proviso above shall reduce the amount calculated pursuant to clause (i), clause (iii) and clause (ii), in that order in each case of the definition thereof, and such amounts shall nevertheless reduce the Certificate Balance of the applicable Class of Subordinate Certificates.

“Subordinate Principal Prepayment Amount”: For each Distribution Date and each Collateral Group, the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

“Subordination Levels”: For any Class of Subordinate Certificates and any specified date, a fraction expressed as a percentage equal to (i) the sum of the Class Principal Balances of all Classes of Subordinate Certificates that are subordinate to such Class, over (ii) the sum of the Class Principal Balances of all related Classes of Certificates as of such date, before giving effect to distributions on such date, and allocations of Realized Losses on such date.

“Subsequent Recovery”: With respect to any Liquidated Mortgage Loan on which a Realized Loss has occurred, any amount that the related Servicer ultimately recovers in respect of such Liquidated Mortgage Loan, net of the reasonable fees of the Servicer associated with such recovery.

“Trust Estate”: As defined in Section 2.01 hereof.

“Trust Agreement”: This Master Servicing and Trust Agreement, dated as of July 1, 2006, which incorporates by reference the Standard Terms to Master Servicing and Trust Agreement (July 2006 edition); provided that any references in any documents required to be provided pursuant to the terms of this Trust Agreement, including references in documents within the Trustee Mortgage Loan File, to a Trust Agreement dated as of July 1, 2006, shall be deemed to refer to this Trust Agreement.

“Trustee”: U.S. Bank National Association, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“UCC”: The Uniform Commercial Code as in effect in the State of New York.

“Undercollateralization Distribution”: As defined in Section 3.01 hereof.

“Undercollateralized Group”: On any Distribution Date, any Collateral Group for which the total Certificate Balance of the Senior Certificates of the related Certificate Group is greater than the Pool Balance of such Collateral Group.

“Unscheduled Principal Amount”: With respect to each Collateral Group and any Distribution Date, an amount equal to the sum of the amounts described in clauses (ii) and (iii) of the definition of Senior Principal Distribution Amount.

“Verified Information”: As defined in the Custodial Agreement.

ARTICLE II.

FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

Section 2.01.  Conveyance to the Trustee.

(a)  To provide for the distribution of the principal of and interest on the Certificates and Interests in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Certificates and the Interests and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from: (i) the Mortgage Loans, the related Trustee Mortgage Loan Files, and all Monthly Payments due thereon after the Cut-Off Date and all principal prepayments collected with respect to the Mortgage Loans and paid by a Borrower on or after the Cut-Off Date, and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) the Sale and Servicing Agreements; provided that the Depositor hereby reserves its right to indemnification under the Sale and Servicing Agreements; (iii) the Custodial Agreement; (iv) the Assignment Agreements; (v) the Distribution Account, the Master Servicer Account, the Certificate Account and the Collection Accounts and (vi) proceeds of all of the foregoing (including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, securities or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the REMIC Interests and the Certificates as specified herein (items (i) through (v) above shall be collectively referred to herein as the “Trust Estate”).

(b)  It is intended that the conveyance of the Trust Estate by the Depositor to the Trustee as provided in this Section be, and be construed as, a sale of the Trust Estate by the Depositor to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Trust Estate by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Trust Estate is held to be the property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Trust Estate, then it is intended that this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC and the corresponding articles of the Uniform Commercial Code of any other applicable jurisdiction; and the Depositor hereby grants to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to the Trust Estate. The Depositor and the Trustee, at the Depositor’s direction and expense, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in assets constituting the Trust Estate described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

(c)  The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Trustee of any obligation of the Depositor, the Seller or any other person in connection with the Mortgage Loans, the Sale and Servicing Agreements, the Assignment Agreements or under any agreement or instrument relating thereto except as specifically set forth herein.

(d)  It is agreed and understood by the Depositor and the Trustee (and the Depositor so represents and recognizes) that it is not intended that any Mortgage Loan to be included in the Trust Estate be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective February 1, 2005.

Section 2.02.  Acceptance by the Trustee and Securities Administrator.

By its execution of this Trust Agreement, the Trustee acknowledges and declares that it holds and shall hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to any such person from time to time with respect to the Mortgage Loans and all assets included in the definition of Trust Estate herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates. The Trustee has not created and shall not create, and no Officer of the Trustee has any actual knowledge or has received actual notice of, any interest in the Trust Estate contrary to the interests created by this Trust Agreement. The Trustee has not entered, nor intends to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust Estate.

Pursuant to Section 2.02(f) of the Standard Terms, the Depositor acknowledges the appointment of each Custodian and agrees to deliver, or cause to be delivered, to each Custodian all Mortgage Loan documents that are to be included in the Trustee Mortgage Loan File for each Mortgage Loan for which each Custodian shall act as custodian. The Depositor and each Custodian acknowledge that, pursuant to the Custodial Agreement and in connection with the formation of the Trust, the Depositor hereby assigns each Custodial Agreement to the Trustee and agrees to cause a receipt to be issued in the name of the Trustee. It is understood that each Custodian will charge for its services under this Agreement as set forth in a separate agreement between such Custodian and the Securities Administrator, the payment of which fees and expenses (as set forth in such separate agreement) shall be the sole obligation of the Securities Administrator. The Securities Administrator will further pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with this Agreement, the Custodial Agreement and any document executed in connection herewith or therewith.

Pursuant to a separate agreement, the Master Servicer shall pay the Trustee fee and the Securities Administrator fee from the Master Servicing Fee.

Section 2.03.  REMIC Elections and REMIC Interests Designations.

(a)  REMIC Elections. Elections shall be made by the Securities Administrator to treat the assets of the Trust Estate described in the definition of the term “REMIC LT1,” the assets of the Trust Estate described in the definition of the term “REMIC MT,” and the assets of the Trust Estate described in the definition of the term “REMIC UT” as separate REMICs for federal income tax purposes. The REMIC LT1 Regular Interests shall constitute the regular interests in REMIC LT1; the REMIC MT Regular Interests shall constitute the REMIC regular interests in REMIC MT; and the REMIC UT Regular Interests shall constitute the regular interests in REMIC UT. The Class RC Certificates shall represent ownership of the sole Class of residual interest in REMIC LT1. The Class R Certificates shall represent ownership of the sole Class of residual interests in REMIC MT and REMIC UT. References in the Standard Terms to REMIC I and REMIC II shall be deemed, for purposes of this Trust Agreement, to refer to REMIC LT1, REMIC MT and REMIC UT referred to herein, as modified by this Trust Agreement.

(b)  REMIC LT1 Interests. REMIC LT1 shall issue each of the following Classes of Interests in book-entry form, each of which shall be a Class of REMIC LT1 Interests, having the following Certificate Rates and initial principal balances:

Class	Initial Certificate Balance Or Notional Amount	Certificate Rate
LT1-Pool	(1)	(2)
LT1-Sub-A	(3)	(2)
LT1-Sub-B	(3)	(2)
LT1-AX	(4)	7.00%
RC	(5)	(5)

(1)
This interest shall have an initial principal balance equal to the excess of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, over (ii) the aggregate initial principal balance of each other regular interest in REMIC LT1.

(2)
This Interest shall bear interest for any Interest Accrual Period equal to (i) the weighted average of the Net Rates of all the Mortgage Loans as of the beginning of such Interest Accrual Period, weighted on the Scheduled Principal Balance of each such Mortgage Loan as of the first day of the preceding calendar month and determined by subjecting the Net Rate of each such Mortgage Loan to a cap equal to the Designated Rate for the related Collateral Group over (ii) (x) the sum of any expenses payable to the Securities Administrator or to the Trustee (to the extent such expenses were not taken into account in computing the Net Rate of any Mortgage Loan and do not constitute “unanticipated expenses” of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)) divided by (y) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of such Interest Accrual Period.

(3)	This Interest shall have an initial principal balance of 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

(4)	This Interest shall have a notional balance, which for any Distribution Date shall be equal to the Class A-X Notional Amount.

(5)	The Class RC Certificate shall not be entitled to payments of principal or interest.

(c) REMIC MT. REMIC MT shall issue the following Classes of Interests in book-entry form, with the designations, initial principal balances and Certificate Rates indicated, each of which shall be a Class of REMIC MT Interests:

Class	Initial Class Principal Balance	Certificate Rate	Corresponding Class of Certificates
MT-1A-1	(1)	5.00%	1A-1
MT-2A-3	(1)	6.00%	2A-3
MT-2A-5	(1)	7.50%	2A-5, 2A-6
MT-2A-7	(1)	0.00%	2A-7
MT-2A-10	(1)	6.00%	2A-10
MT-2A-11	(1)	6.00%	2A-11
MT-2A-12	(1)	6.00%	2A-12
MT-2A-13	(1)	6.00%	2A-13
MT-3A-1	(1)	6.25%	3A-1, 3A-2
MT-3A-3	(1)	6.25%	3A-3
MT-3A-4	(1)	6.25%	3A-4
MT-3A-5	(1)	6.25%	3A-5
MT-3A-6	(1)	6.25%	3A-6
MT-3A-7	(1)	6.25%	3A-7
MT-3A-8	(1)	6.25%	3A-8
MT-4A-1	(1)	6.50%	4A-1
MT-4A-3	(1)	6.50%	4A-3, 4A-14
MT-4A-4	(1)	6.50%	4A-4
MT-4A-6	(1)	6.50%	4A-6
MT-4A-7	(1)	6.50%	4A-7, 4A-8
MT-4A-9	(1)	6.50%	4A-9
MT-4A-10	(1)	6.50%	4A-10
MT-4A-11	(1)	6.50%	4A-11
MT-5A-1	(1)	7.50%	5A-1, 5A-2
MT-A-X	(2)	7.00%	A-X
MT-M-1	(1)	(3)	M-1
MT-B-1	(1)	(3)	B-1
MT-B-2	(1)	(3)	B-2
MT-B-3	(1)	(3)	B-3
MT-B-4	(1)	(3)	B-4

Class	Initial Class Principal Balance	Certificate Rate	Corresponding Class of Certificates
MT-B-5	(1)	(3)	B-5
MT-B-6	(1)	(3)	B-6
II-R	(4)	(4)	R

(1)
This initial Class principal balance for this Interest shall equal the Initial Class Principal Balance of its Corresponding Class of Certificates, but shall not include the Notional Amount of any Interest Only Certificate.

(2)	This interest shall have a notional balance, which for any Distribution Date shall be equal to the Class A-X Notional Amount.

(3)
For each Distribution Date (and the related Interest Accrual Period) this Interest shall bear interest at a per annum rate equal to the B Average Rate, adjusted to take into account the sum of any expenses payable to the Securities Administrator or the Trustee (to the extent (i) not taken into account in computing the Net Rate of any Mortgage Loan, (ii) such expense is not an “unanticipated expense” within the meaning of the Treasury Regulation Section 1.860G-1(b)(3)(ii) and (iii) such expense was not taken into account in computing the interest rate of an interest with a greater level of subordination).

(4)	The Class II-R interest shall not be entitled to payments of principal or interest.

(d) REMIC UT. REMIC UT shall issue the following Classes of Certificates (other than the Class RC and Class R Certificates), with the designations, initial Certificate Balances and Certificate Rates indicated, each of which (other than the Class RC and Class R Certificates) shall be a Class of REMIC UT Regular Interests.

Class	Initial Certificate Balance Or Notional Amount	Certificate Rate
1A-1	$6,620,000	5.00%
2A-3(1)	$38,660,000	6.00%
2A-5(1)	$28,127,200	(6)
2A-6(1)	$28,127,200(2)	(6)
2A-7(1)	$7,031,800	0.00%
2A-10(1)	$8,726,000	6.00%
2A-11(1)	$7,993,000	6.00%
2A-12(1)	$9,400,000	6.00%
2A-13(1)	$660,000	6.00%
3A-1	$77,984,000	(6)
3A-2	$77,984,000(2)	(6)
3A-3	$3,117,000	6.25%
3A-4	$25,851,000	6.25%
3A-5	$78,342,000	6.25%
3A-6	$42,711,000	6.25%
3A-7	$2,990,000	6.25%
3A-8	$622,000	6.25%
4A-1	$50,000,000	(6)
4A-3(1)	$63,214,000	6.20%
4A-4(1)	$498,000	6.50%
4A-6(1)	$2,526,000	6.50%
4A-7(1)	$13,014,000	6.00%
4A-8(1)	$1,001,076(2)	6.50%
4A-9(1)	$911,000	6.50%
4A-10(1)	$46,270,000	6.50%
4A-11(1)	$9,430,000	6.50%
4A-14(1)	$2,917,569(2)	6.50%
5A-1	$62,686,000	(6)
5A-2	$62,686,000(2)	(6)
A-X	$72,267(2)	7.00%
M-1	$6,712,000	(3)
B-1	$7,319,000	(3)
B-2	$3,659,000	(3)
B-3	$1,829,000	(3)
B-4	$1,219,000	(3)
B-5	$914,000	(3)
B-6	$919,387	(3)
X	(4)	(4)
RC	(5)	(5)
R	(5)	(5)

(1)
The Exchangeable REMIC Certificates shall be issued in uncertificated form to the Exchange Trustee and held in trust pursuant to terms of the Exchange Agreement. Pursuant to the terms of the Exchange Agreement, each Class of Exchange Certificates shall be issuable in exchange for a certificated interest in the Classes of Exchangeable REMIC Certificates in the related Combination Group pursuant to the terms of the Exchange Agreement.

(2)       Notional Amount.

(3)
For each Distribution Date (and the related Interest Accrual Period) each of the Class M-1, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall accrue interest at a per annum rate equal to the B Average Rate.

(4)
The Class X Certificate shall have no Certificate Balance and shall not be entitled to distributions of interest or principal. The Class X Certificate does not represent an interest in any REMIC created hereby.

(5)
REMIC UT shall also issue the Class III-R Interest, which shall represent the sole Class of residual interest in REMIC UT. The Class R Certificate shall represent beneficial ownership of the Class II-R and Class III-R Interests.

(6)	The annual certificate interest rate for certificates with floating rates of interest are set forth in the table below:

Class	Formula	Initial	Maximum	Minimum
2A-5	LIBOR + 0.45%	5.85%	0.45%	7.50%
2A-6	7.05% - LIBOR	1.65%	0.00%	7.05%
3A-1	LIBOR + 0.50%	5.90%	0.50%	6.25%
3A-2	5.75% - LIBOR	0.35%	0.00%	5.75%
4A-1	LIBOR + 0.60%	6.50%	6.50%	6.50%
5A-1	LIBOR + 0.40%	5.80%	0.40%	7.50%
5A-2	7.10% - LIBOR	1.70%	0.00%	7.10%

(e) REMIC Scheduled Final Distribution. The Scheduled Final Distribution Date for the Regular Interests in REMIC LT1, REMIC MT and REMIC UT is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity as of the Closing Date.

ARTICLE III.

REMITTING TO CERTIFICATEHOLDERS

Section 3.01.  Distributions to Certificateholders.

(a)  REMIC UT Distributions. In accordance with Section 3.01(d) of the Standard Terms and subject to the exceptions set forth below and to Section 3.02, on each Distribution Date, the Securities Administrator shall withdraw the aggregate Available Distribution Amount for each Collateral Group from the Certificate Account, and shall distribute it in the following manner and order of priority:

(i)
to each Class of REMIC Certificates that are Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group, Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such Class; provided that, Accrued Certificate Interest on the Class 2A-11 Certificates will be distributed in the following order of priority and will be added to the Class Principal Balance of the Class 2A-11 Certificates:

(A)	to the Class 2A-10 Certificates, until the Class Principal Balance thereof is reduced to zero; and

(B)	to the Class 2A-11 Certificates, until the Class Principal Balance thereof is reduced to zero;

(ii)
to the REMIC Certificates that are Senior Certificates (other than the Interest Only Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amount for the related Collateral Group, as follows:

(A)
to the Class 1A-1 Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group 1 in an amount up to the Senior Principal Distribution Amount for Collateral Group 1 for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;

(B)
to the Class 2A-3, Class 2A-5, Class 2A-7, Class 2A-10, Class 2A-11, Class 2A-12 and Class 2A-13 Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amount for Collateral Group 2 in an amount up to the Senior Principal Distribution Amount for Collateral Group 2 for such Distribution Date, in the following order of priority:

(1)
to the Class 2A-12 and Class 2A-13 Certificates, pro rata, in proportion to the Class Principal Balance of each such Class, the Group 2 NAS Priority Amount for such Distribution Date, until the Class Principal Balance of each such Class is reduced to zero;

(2)	to the Class 2A-3, Class 2A-5, Class 2A-7, Class 2A-10 and Class 2A-11 Certificates, in the following order of priority:

(a)	to the Class 2A-3 Certificates, until the Class Principal Balance thereof is reduced to the PAC(A) Scheduled Amount for such Distribution Date;

(b)	to the Class 2A-5 and Class 2A-7 Certificates, pro rata, in proportion to the Class Principal Balance of each such Class, until the Class Principal Balance of each such Class is reduced to zero;

(c)	to the Class 2A-3 Certificates, without regard to the PAC(A) Scheduled Amount for such Distribution Date, until the Class Principal Balance thereof is reduced to zero; and

(d)	sequentially, to the Class 2A-10 and 2A-11 Certificates, in that order, until the Class Principal Balance of each such Class is reduced to zero; and

(3)	to the Class 2A-12 and Class 2A-13 Certificates, pro rata, in proportion to the Class Principal Balance of each such Class, until the Class Principal Balance of each such Class is reduced to zero;

(C)
to the Class 3A-1, Class 3A-3, Class 3A-4, Class 3A-5, Class 3A-6, Class 3A-7 and Class 3A-8 Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amount for Collateral Group 3 in an amount up to the Senior Principal Distribution Amount for Collateral Group 3 for such Distribution Date, in the following order of priority:

(1)
to the Class 3A-6, Class 3A-7 and Class 3A-8 Certificates, pro rata, in proportion to the Class Principal Balance of each such Class, the Group 3 NAS Priority Amount for such Distribution Date, until the Class Principal Balance of each such Class is reduced to zero;

(2)	to the Class 3A-5 Certificates, until the Class Principal Balance thereof is reduced to the PAC(B) Scheduled Amount for such Distribution Date;

(3)	to the Class 3A-1 and Class 3A-3 Certificates, pro rata, in proportion to the Class Principal Balance of each such Class, until the Class Principal Balance of each such Class is reduced to zero;

(4)	to the Class 3A-5 Certificates, without regard to the PAC(B) Scheduled Amount for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;

(5)	to the Class 3A-4 Certificates, until the Class Principal Balance thereof is reduce to zero; and

(6)
to the Class 3A-6, Class 3A-7 and Class 3A-8 Certificates, pro rata, in proportion to the Class Principal Balance of each such Class, until the Class Principal Balance of each such Class is reduced to zero;

(D)
to the Class 4A-1, Class 4A-3, Class 4A-4, Class 4A-6, Class 4A-7, Class 4A-9, Class 4A-10 and Class 4A-11 Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amount for Collateral Group 4 in an amount up to the Senior Principal Distribution Amount for Collateral Group 4 for such Distribution Date, in the following order of priority:

(1)
to the Class 4A-1, Class 4A-3, Class 4A-4, and Class 4A-6 Certificates, an amount up to 62.5396125102898% of the Senior Principal Distribution Amount for Collateral Group 4 for such Distribution Date, in the following order of priority:

(a)
to the Class 4A-3, Class 4A-4, and Class 4A-6 Certificates, until the aggregate Class Principal Balance of such Classes is reduced to the PAC(C) Scheduled Amount for such Distribution Date, in the following order of priority:

i.	to the Class 4A-3 Certificates, until the Class Principal Balance thereof is reduced to zero;

ii.	to the Class 4A-4 Certificates, the Group 4(A) NAS Priority Amount for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;

iii.	to the Class 4A-6 Certificates, until the Class Principal Balance thereof is reduced to zero; and

iv.	to the Class 4A-4 Certificates, until the Class Principal Balance thereof is reduced to zero;

(b)	to the Class 4A-1 Certificates, until the Class Principal Balance thereof is reduced to zero; and

(c)	to the Class 4A-3, Class 4A-4 and Class 4A-6 Certificates, without regard to the PAC(C) Scheduled Amount for such Distribution Date, in the following order of priority:

i.	to the Class 4A-3 Certificates, until the Class Principal Balance thereof is reduced to zero;

ii.
to the Class 4A-4 Certificates, the Group 4(A) NAS Priority Amount for such Distribution Date not distributed pursuant to Section 3.01(a)(ii)(D)(1)(a)ii., until the Class Principal Balance thereof is reduced to zero;

iii.	to the Class 4A-6 Certificates, until the Class Principal Balance thereof is reduced to zero; and

iv.	to the Class 4A-4 Certificates, until the Class Principal Balance thereof is reduced to zero;

(2)
to the Class 4A-7, Class 4A-9, Class 4A-10 and Class 4A-11 Certificates, an amount up to 37.4603874897102% of the Senior Principal Distribution Amount for Collateral Group 4 for such Distribution Date, in the following order of priority:

(a)
to the Class 4A-7 and Class 4A-9 Certificates, pro rata, in proportion to the Class Principal Balance of each such Class, the Group 4(B) NAS Priority Amount for such Distribution Date, until the Class Principal Balance of each such Class is reduced to zero;

(b)	sequentially, to the Class 4A-10 and 4A-11 Certificates, in that order, until the Class Principal Balance of each such Class is reduced to zero; and

(c)	to the Class 4A-7 and Class 4A-9 Certificates, pro rata, in proportion to the Class Principal Balance of each such Class, until the Class Principal Balance of each such Class is reduced to zero;

(E)
to the Class 5A-1 Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group 5 in an amount up to the Senior Principal Distribution Amount for Collateral Group 5 for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;

(iv)
to the extent of the remaining Available Distribution Amount for Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4 and Collateral Group 5, but subject to the prior distribution of amounts described under Section 3.01(c) below, to the related classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such Class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the related Subordinate Principal Prepayment Amount otherwise allocable to the Class or Classes of the Subordinate Certificates junior to such class will be allocated pro rata to the most senior Class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all Classes of Subordinate Certificates senior thereto;

(v)	to each related Class of Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Certificates; and

(vi)
after all of the other Classes of Certificates (other than the Residual Certificates) have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups (other than any Fair Market Value Excess remaining after an optional termination of the Trust Estate) to the Class RC Certificates to the extent such remainder is applicable to REMIC LT1 and otherwise to the Class R Certificates.

(b)  On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions shall be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their outstanding principal balances; provided, however, that (a) as between the Class 3A-1 and Class 3A-8 Certificates, principal distributions will be made sequentially, in that order, until the Class Principal Balance of the Class 3A-1 Certificates has been reduced to zero, (b) as between the Class 3A-6 and Class 3A-7 Certificates, principal distributions will be made sequentially, in that order, until the Class Principal Balance of the Class 3A-6 Certificates has been reduced to zero and (c) as between the Class 4A-1 and Class 4A-4 Certificates, principal distributions will be made sequentially, in that order, until the Class Principal Balance of the Class 4A-1 Certificates has been reduced to zero); and the remainder (other than any Fair Market Value Excess remaining after the optional termination of the Trust Estate), if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group shall be distributed to the holders of the Class RC Certificates to the extent such remainder is applicable to REMIC LT1 and otherwise to the holder of the Class R Certificates.

On each Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates of two or more related Certificate Groups has been reduced to zero, any amounts distributable pursuant to this Section 3.01(b) shall be allocated, as to each applicable related Class of Subordinate Certificates, in proportion to such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to each such retired Certificate Group.

On each Distribution Date on which the Senior Certificates of two or more related Certificate Groups remain outstanding, any amounts distributable pursuant to this Section 3.01(b) shall be distributed in proportion to the aggregate Certificate Principal Balances of such Certificates of each such Certificate Group.

(c)  On any Distribution Date on which any Certificate Group constitutes an Undercollateralized Group, all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay Deferred Principal Amounts or unpaid Current Shortfalls) (or, following the related Credit Support Depletion Date, such other amounts described in the immediately following sentence), shall be distributed as principal to the Senior Certificates (other than any Interest Only Certificates) of such Undercollateralized Group pursuant to Section 3.01(a)(ii), until the aggregate Certificate Principal Balance of such Senior Certificates equals the Pool Balance of the related Collateral Group (such distribution, an “Undercollateralization Distribution”). In the event that any Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the related Credit Support Depletion Date, Undercollateralization Distributions shall be made from any Available Distribution Amount for each related Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates of such other Certificate Groups. In addition, the amount of any unpaid Current Shortfalls with respect to an Undercollateralized Group on any Distribution Date (including any Current Shortfalls for such Distribution Date) shall be distributed to the REMIC Certificates that are Senior Certificates of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

If on any Distribution Date two or more related Certificate Groups are Undercollateralized Groups, the distribution described in the immediately preceding paragraph shall be made in proportion to the amount by which the aggregate Certificate Principal Balance of the REMIC Certificates that are Senior Certificates of each such Certificate Group, after giving effect to distributions pursuant to Section 3.01(a) on such Distribution Date, exceeds the Pool Balance of the related Collateral Group for such Distribution Date.

(d)  REMIC LT1 Distributions. On each Distribution Date, the Securities Administrator shall apply amounts in the REMIC LT1 Distribution Account to the REMIC LT1 Regular Interests in the same manner that amounts are distributed on any Corresponding Classes of Certificates on such Distribution Date.

On each Distribution Date, the Securities Administrator shall apply remaining amounts in the REMIC LT1 Distribution Account in respect of interest to the Class LT1 Pool, Class LT1-Sub-A and Class LT1-Sub-B Interests in accordance with their interest rates set forth above. In addition, on each Distribution Date, the Trustee shall apply amounts in the REMIC LT1 Distribution Account in respect of principal to the Class LT1-Pool, Class LT1-Sub-A and Class LT1-Sub-B Interests as follows:

(i)
first, to the Class LT1-Sub-A and Class LT1-Sub-B Interests, the minimum amounts to each such that following that allocation the weighted average rate of the Class LT1-Sub-A and Class LT1-Sub-B Interests, weighted on the principal balances thereof and determined by subjecting the Class LT1-Sub-A Interest to a floor of 8.8112% and subjecting the Class LT1-Sub-B Interest to a cap of 4.0000%, equals the interest rate on the Class B Certificates for the following Distribution Date;

(ii)	second, to the Class LT1-Pool Interest until its principal balance is reduced to zero; and

(iii)	third, pro rata to the Class LT1-Sub-A and Class LT1-Sub-B Interests in accordance with their principal balances following clause (i) above.

Realized Losses and Shortfalls shall be allocated in the same manner.

The Securities Administrator shall withdraw all amounts allocated to the various REMIC LT1 Regular Interests and deposit such amounts in the Certificate Account for distribution pursuant to Section 3.01(a) above on such Distribution Date. Any amount remaining in the REMIC LT1 Distribution Account after making all other payments required under this Section 3.01(d) shall be distributed to the holder of the Class RC Certificates.

(e)  REMIC MT Distributions. On each Distribution Date, the Securities Administrator shall apply amounts in the REMIC MT Distribution Account to the REMIC MT Regular Interests in the same manner that amounts are distributed on the Corresponding Classes of Certificates on such Distribution Date. Realized Losses and Shortfalls shall be allocated in the same manner. The Securities Administrator shall withdraw all amounts allocated to the various REMIC MT Regular Interests and deposit such amounts in the Certificate Account for distribution pursuant to Section 3.01(a) above on such Distribution Date. Any amount remaining in the REMIC MT Distribution Account after making all other payments required under this Section 3.01(e) shall be distributed to the holder of the Class R Certificates.

(f)  On each Distribution Date on which any Fair Market Value Excess is on deposit in the Certificate Account and such Fair Market Value Excess has not been previously distributed in accordance with this Section 3.01(f), the Securities Administrator shall withdraw such Fair Market Value Excess, from the Certificate Account, and shall distribute it to the Holder of the Class RC Certificates.

Section 3.02.  Allocation of Realized Losses and Shortfalls.

(a) Realized Losses of Principal.

(i)  On each Distribution Date, the respective Applicable Fractions of each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the related Collateral Groups for further allocation to the Class or Classes of REMIC Interests supported by such Collateral Groups in reduction of the Certificate Balance thereof; provided, however, that any Realized Loss allocated to a Collateral Group shall be allocated first to the Subordinate Interests related to such Collateral Group, in reverse numerical order, until the Certificate Balance thereof is reduced to zero, and then pro rata to the Senior Interests related to such Collateral Group; provided further, that (a) Realized Losses otherwise allocable to the Class 2A-12 Certificates will instead be allocated to the Class 2A-13 Certificates, until the Class Principal Balance of the Class 2A-13 Certificates is reduced to zero, (b) Realized Losses otherwise allocable to the Class 3A-1 Certificates will instead be allocated, pro rata, to the Class 3A-3 and Class 3A-8 Certificates, based on the Class Principal Balances of the Class 3A-3 and Class 3A-8 Certificates, until the Class Principal Balance of each of the Class 3A-3 and Class 3A-8 Certificates are reduced to zero, (c) Realized Losses otherwise allocable to the Class 3A-6 Certificates will instead be allocated to the Class 3A-7 Certificates, until the Class Principal Balance of the Class 3A-7 Certificates is reduced to zero, (d) Realized Losses otherwise allocable to the Class 4A-1 Certificates will instead be allocated to the Class 4A-4 Certificates, until the Class Principal Balance of the Class 4A-4 Certificates is reduced to zero, (e) Realized Losses otherwise allocable to the Class 4A-3 Certificates will instead be allocated to the Class 4A-6 Certificates, until the Class Principal Balance of the Class 4A-6 Certificates is reduced to zero, and (f) Realized Losses otherwise allocable to the Class 4A-7 Certificates will instead be allocated to the Class 4A-9 Certificates, until the Class Principal Balance of the Class 4A-9 Certificates is reduced to zero.

(ii)  The distribution of any Current Realized Losses and Deferred Principal Amounts to a Class of Senior Interests on any Distribution Date shall not result in a further reduction of the Certificate Balance of such Class of Senior Interests, but instead shall result in the reduction of the Certificate Balance of the Subordinate Interests in REMIC MT, until the Certificate Balance thereof has been reduced to zero. The Current Realized Losses and Deferred Principal Amounts shall be paid from the amounts otherwise payable to the Classes of Subordinate Interests related to the applicable REMIC, beginning with the Class having the highest numerical designation. Any Current Realized Losses and Deferred Principal Amounts not paid on the Distribution Date relating to the Due Period in which the Realized Loss was incurred shall be carried forward and shall be included in the Current Realized Losses and Deferred Principal Amounts for the next Distribution Date.

(iii)  Any Realized Losses allocated to a Class of REMIC MT Interests pursuant to Section 3.02(a)(i) and not reimbursed on the same Distribution Date shall be allocated on the same date to the Corresponding Class or Classes of REMIC UT Certificates.

(b) Realized Losses Allocable to Interest. On each Distribution Date, the portion of each Realized Loss on a Mortgage Loan that exceeds the outstanding principal amount of such Mortgage Loan shall be allocated pro rata to the related Collateral Group or Groups, on the basis of the amount of interest due to such Collateral Group from such Mortgage Loan. On each Distribution Date, the interest portion of each Realized Loss allocated to a Collateral Group in accordance with the preceding sentence shall be further allocated pro rata, on the basis of Accrued Certificate Interest, on the Class Principal Balance thereof, in the case of the Senior Certificates, and the related Apportioned Principal Balance, in the case of the Subordinated Interests, to each Class of related REMIC Interests; provided that the interest portion of any Realized Losses allocated to the related Subordinate Interests in a REMIC as provided in this Section 3.02(b) shall be allocated to such Subordinate Interests in reverse order of seniority.

(c) Interest Shortfall. Notwithstanding anything in the Standard Terms to the contrary, on each Distribution Date, before any distributions are made on the REMIC Interests and the Certificates, Month End Interest Shortfall not covered by compensating interest from Monthly Advances and Servicemembers Shortfall with respect to any Mortgage Loan shall be allocated pro rata among the Classes of the related REMIC based on the amount of interest otherwise owing thereto in reduction of that amount. Such amounts shall be allocated in the following order of priority: (1) sequentially, to the Subordinate Certificates, in the inverse order of their priority and (2) to the related Classes of Senior Certificates, pro rata, in proportion to the Accrued Certificate Interest otherwise distributable thereon.

(d) Modification Losses. In the event that the Note Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Rate on any Class of Certificates or Class of REMIC Interest. Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the Certificates and REMIC Interests in the manner and order of priority set forth above.

(e) In the event of any Subsequent Recovery, (i) such amount shall be treated as a Principal Prepayment Amount and shall be included in the related Available Distribution Amount for the Distribution Date occurring in the month following the month in which such recovery is received and (ii) the Certificate Balance of the Class or Classes to which the related Realized Loss had previously been allocated, whether or not such Class or Classes remain outstanding, shall be increased in direct order of priority, in each case by an amount equal to the lesser of (x) the amount of such recovery and (y) the aggregate amount of Realized Losses previously allocated to such Classes less amounts previously allocated to such Classes pursuant to this paragraph.

Section 3.03.  The Separate Interest Trust.

The Depositor hereby assigns and conveys to the Securities Administrator on behalf of the Trustee, and the Securities Administrator on behalf of the Trustee is hereby directed by the Depositor to accept and does accept, the Interest Rate Cap Agreements on behalf of a trust, separate from the Trust Estate, for the benefit of the Class 3A-1, Class 4A-1 and Class X Certificateholders (referred to herein as a “Separate Interest Trust”) in the forms presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Interest Rate Cap Agreements including without limitation, the representations and warranties contained therein.

Section 3.04.   The Basis Risk Reserve Funds.

(a) On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee, in the Separate Interest Trust for the benefit of the holders of the Class 3A-1 and Class X Certificates, the Class 3A-1 Reserve Fund into which the Depositor shall deposit $1,000. The Securities Administrator on behalf of the Trustee shall hold the Class 3A-1 Interest Rate Cap Agreement as an asset in the Class 3A-1 Reserve Fund. The Class 3A-1 Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation other moneys of the Securities Administrator held pursuant to this Agreement. The Class 3A-1 Reserve Fund shall not be an asset of any REMIC or the Trust Estate established hereby.

(b) On each Distribution Date, after deposit of any portion of Class 3A-1 Interest Rate Cap Amounts remaining after distributions to the Holders of the Class 3A-1 Certificates pursuant to Section 3.05(c), the Securities Administrator shall distribute the amounts then on deposit in the Class 3A-1 Reserve Fund, including any earnings thereon, on behalf of the Trust Estate for distribution to the Class 3A-1 Certificates in the amount of (i) any remaining Basis Risk Shortfalls for such Class and such Distribution Date and (ii) any Basis Risk Shortfalls for such Class that remain unpaid from prior Distribution Dates. On any Distribution Date, any amounts that the Securities Administrator is not required to distribute from the Class 3A-1 Reserve Fund pursuant to this Section 3.04(b) shall remain on deposit in the Class 3A-1 Reserve Fund.

(c) Upon the earlier to occur of (i) the Distribution Date on which the Class Principal Balance of each of the Class 3A-1 Certificates is reduced to zero and (ii) the termination of the Trust Estate, any amounts remaining in the Class 3A-1 Reserve Fund shall be distributed to the Class X Certificateholder.

(d) On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee, in the Separate Interest Trust for the benefit of the holders of the Class 4A-1, and Class X Certificates, the Class 4A-1 Reserve Fund into which the Depositor shall deposit $1,000. The Securities Administrator on behalf of the Trustee shall hold the Class 4A-1 Interest Rate Cap Agreement as an asset in the Class 4A-1 Reserve Fund. The Class 4A-1 Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation other moneys of the Securities Administrator held pursuant to this Agreement. The Class 4A-1 Reserve Fund shall not be an asset of any REMIC or the Trust Estate established hereby.

(e) On each Distribution Date, after deposit of any portion of Class 4A-1 Interest Rate Cap Amounts remaining after distributions to the Holders of the Class 4A-1 Certificates pursuant to Section 3.05(h), the Securities Administrator shall distribute the amounts then on deposit in the Class 4A-1 Reserve Fund, including any earnings thereon, on behalf of the Trust Estate for distribution to the Class 4A-1 Certificates in the amount of (i) any remaining Basis Risk Shortfalls for such Class and such Distribution Date and (ii) any Basis Risk Shortfalls for such Class that remain unpaid from prior Distribution Dates. On any Distribution Date, any amounts that the Securities Administrator is not required to distribute from the Class 4A-1 Reserve Fund pursuant to this Section 3.04(e) shall remain on deposit in the Class 4A-1 Reserve Fund.

(f) Upon the earlier to occur of (i) the Distribution Date on which the Class Principal Balance of each of the Class 4A-1 Certificates is reduced to zero and (ii) the termination of the Trust Estate, any amounts remaining in the Class 4A-1 Reserve Fund shall be distributed to the Class X Certificateholder.

(g) Funds in the Basis Risk Reserve Funds shall be invested in the Wells Fargo Prime Advantage Money Market Fund. Any earnings on amounts in the Basis Risk Reserve Funds shall be for the benefit of the Class X Certificateholder. The Class X Certificate shall evidence ownership of the Basis Risk Reserve Funds for federal income tax purposes and the Class X Certificateholder shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class X Certificateholder shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class X Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Funds, such funds shall be invested in money market funds as described in clause (v) of the definition of Permitted Investments.

(h)  For federal income tax purposes, the Securities Administrator shall treat the holders of the Class 3A-1 and Class 4A-1 Certificates as having entered into a notional principal contract with the holders of the Class X Certificates. Pursuant to such notional principal contract, all holders of the Class X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls to the holders of the Class 3A-1 and Class 4A-1 Certificates. Any payments to the Class 3A-1 and Class 4A-1 Certificates in light of the foregoing shall not be payments with respect to a “ regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). Notwithstanding the priority and sources of payments set forth in Article III hereof or otherwise, the Securities Administrator shall account for all distributions on the Certificates as set forth in this section. For purposes of providing tax information reporting with respect to the Class 3A-1 and Class 4A-1 Certificates, the Securities Administrator shall treat the notional principal contract described in this paragraph as having a value of $353,000 and $345,000, respectively, as of the Closing Date.

Section 3.05.  The Interest Rate Cap Agreements.

(a) Each Holder of a Class 3A-1 or Class X Certificate is deemed, by acceptance of such Class 3A-1 or Class X Certificate, to authorize the Trustee to accept the Class 3A-1 Interest Rate Cap Agreement.

(b) Pursuant to the Class 3A-1 Interest Rate Cap Agreement, the Interest Rate Cap Counterparty shall have provided the Trustee and the Securities Administrator with notice of the Class 3A-1 Interest Rate Cap Amount, if any, to be paid by the Interest Rate Cap Counterparty to the Securities Administrator on behalf of the Trustee for the account of the Separate Interest Trust pursuant to such Class 3A-1 Interest Rate Cap Agreement for each Distribution Date. Any Class 3A-1 Interest Rate Cap Amounts received by the Securities Administrator on behalf of the Trustee pursuant to the Class 3A-1 Interest Rate Cap Agreement in connection with each such Distribution Date shall be deposited by the Securities Administrator on behalf of the Trustee into the Class 3A-1 Reserve Fund.

(c) On each Distribution Date, the Securities Administrator on behalf of the Separate Interest Trust shall distribute amounts on deposit in the Class 3A-1 Reserve Fund representing the Class 3A-1 Interest Rate Cap Amount for such Distribution Date first, to the Holders of the Class 3A-1 Certificates, in an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum of 9.50% per annum) over 5.75% and (iii) the lesser of (x) an amount equal to the applicable notional amount under the Class 3A-1 Interest Rate Cap Agreement for such Distribution Date and (y) the aggregate Certificate Principal Balance of the Class 3A-1 Certificates for such Distribution Date and second, to the Holders of the Class 3A-1 Certificates, in an amount up to any Basis Risk Shortfalls on the Class 3A-1 Certificates remaining unpaid from prior Distribution Dates. Any portion of the Class 3A-1 Interest Rate Cap Amount remaining after such distributions shall be retained in the Class 3A-1 Reserve Fund for distribution pursuant to Section 3.04.

(d) Upon termination of the Class 3A-1 Interest Rate Cap Agreement and payment of all amounts owed by the Interest Rate Cap Counterparty thereunder, following application by the Securities Administrator on behalf of the Trustee of funds in the Class 3A-1 Reserve Fund on the next succeeding Distribution Date to pay amounts owed pursuant to this Section and Section 3.04, the Securities Administrator on behalf of the Trustee shall terminate the Class 3A-1 Reserve Fund.

(e) In the event of an early termination of the Class 3A-1 Interest Rate Cap Agreement, any termination payment made by the Interest Rate Cap Counterparty to the Separate Interest Trust (“Termination Receipts”) shall be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Securities Administrator on behalf of the Trustee of the Separate Interest Trust (the “Termination Receipts Account”). The Securities Administrator shall invest, or cause to be invested, funds held in the Termination Receipts Account in time deposits of the Securities Administrator. All such investments must be payable on demand or mature on a Distribution Date or such other date as directed by a majority of the Class 3A-1 Certificateholders. All such Permitted Investments shall be made in the name of the Trustee of the Separate Interest Trust (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Termination Receipts Account.

(f) Each Holder of a Class 4A-1 or Class X Certificate is deemed, by acceptance of such Class 4A-1 or Class X Certificate, to authorize the Trustee to accept the Class 4A-1 Interest Rate Cap Agreement.

(g) Pursuant to the Class 4A-1 Interest Rate Cap Agreement, the Interest Rate Cap Counterparty shall have provided the Trustee and the Securities Administrator with notice of the Class 4A-1 Interest Rate Cap Amount, if any, to be paid by the Interest Rate Cap Counterparty to the Securities Administrator on behalf of the Trustee for the account of the Separate Interest Trust pursuant to such Class 4A-1 Interest Rate Cap Agreement for each Distribution Date. Any Class 4A-1 Interest Rate Cap Amounts received by the Securities Administrator on behalf of the Trustee pursuant to the Class 4A-1 Interest Rate Cap Agreement in connection with each such Distribution Date shall be deposited by the Securities Administrator on behalf of the Trustee into the Class 4A-1 Reserve Fund.

(h) On each Distribution Date, the Securities Administrator on behalf of the Separate Interest Trust shall distribute amounts on deposit in the Class 4A-1 Reserve Fund representing the Class 4A-1 Interest Rate Cap Amount for such Distribution Date first, to the Holders of the Class 4A-1 Certificates, in an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum of 8.90% per annum) over 5.90% and (iii) the lesser of (x) an amount equal to the applicable notional amount under the Class 4A-1 Interest Rate Cap Agreement for such Distribution Date and (y) the aggregate Certificate Principal Balance of the Class 4A-1 Certificates for such Distribution Date and second, to the Holders of the Class 4A-1 Certificates, in an amount up to any Basis Risk Shortfalls on the Class 4A-1 Certificates remaining unpaid from prior Distribution Dates. Any portion of the Class 4A-1 Interest Rate Cap Amount remaining after such distributions shall be retained in the Class 4A-1 Reserve Fund for distribution pursuant to Section 3.04.

(i) Upon termination of the Class 4A-1 Interest Rate Cap Agreement and payment of all amounts owed by the Interest Rate Cap Counterparty thereunder, following application by the Securities Administrator on behalf of the Trustee of funds in the Class 4A-1 Reserve Fund on the next succeeding Distribution Date to pay amounts owed pursuant to this Section and Section 3.04, the Securities Administrator on behalf of the Trustee shall terminate the Class 4A-1 Reserve Fund.

(j) In the event of an early termination of the Class 4A-1 Interest Rate Cap Agreement, any termination payment made by the Interest Rate Cap Counterparty to the Separate Interest Trust (“Termination Receipts”) shall be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Securities Administrator on behalf of the Trustee of the Separate Interest Trust (the “Termination Receipts Account”). The Securities Administrator shall invest, or cause to be invested, funds held in the Termination Receipts Account in time deposits of the Securities Administrator. All such investments must be payable on demand or mature on a Distribution Date or such other date as directed by a majority of the Class 4A-1 Certificateholders. All such Permitted Investments shall be made in the name of the Trustee of the Separate Interest Trust (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Termination Receipts Account.

(k) Unless otherwise permitted by the Rating Agencies, the Securities Administrator shall promptly, with the assistance and cooperation of the Depositor, use amounts on deposit in the Termination Receipts Account, if necessary, to enter into replacement Interest Rate Cap Agreements which shall be executed and delivered by the Trustee of the Separate Interest Trust upon receipt of written confirmation from each Rating Agency that such replacement Interest Rate Cap Agreement(s) shall not result in the reduction or withdrawal of the rating of the Class 3A-1 or Class 4A-1 Certificates.

ARTICLE IV.

THE SECURITIES

Section 4.01.  The Certificates.

The Certificates shall be designated generally as the Mortgage Pass-Through Certificates, Series 2006-7F. The aggregate principal amount of Certificates or Interests, as applicable, that may be executed and delivered under this Trust Agreement is limited to $609,955,387, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 4.05 hereof or Sections 5.03 or 5.05 of the Standard Terms. On the Closing Date, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver Mortgage Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor. The table in Section 2.03 sets forth the Classes of Certificates, the initial Certificate Balance and the Certificate Rate for each Class of the Certificates. The Certificates authorized by this Trust Agreement shall consist of the Certificates having the designations, Initial Certificate Balances or Notional Amounts and Certificate Rates specified in the table in Section 2.03(d).

Section 4.02.  Denominations.

Each of the Class A and Senior Subordinate Certificates shall be issued in fully registered, book-entry form and shall be Book-Entry Certificates. Each Class of Residual Certificates and Class B-4, Class B-5, and Class B-6 Certificates shall be issued in fully registered, certificated form. The Class A Certificates (other than the Class 2A-6, Class 2A-7, Class 3A-2, Class 4A-8, Class 4A-14, Class 5A-2 and Class A-X Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000. The Class 2A-6, Class 3A-2, Class 4A-8, Class 4A-14 and Class 5A-2 Certificates are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. The Class 2A-7 Certificates are offered in minimum denominations of $100,000 initial Certificate Balance and multiples of $1 in excess of $100,000. The Class A-X Certificates are offered in the form of a single Certificate representing the entire Notional Amount thereof. The Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000. In addition, one Certificate of each Class (other than the Class A-X and the Residual Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Class Principal Balance (or, in the case of the Interest Only Certificates, the Notional Amount) of such Class. The Class X Certificate shall be issued in a percentage interest of 100%. Each Class of Residual Certificates shall be issued in percentage interests of 99.99% and 0.01%.

Section 4.03.  Redemption of Certificates.

(a) There shall be no right to redemption pursuant to Section 10.01 of the Standard Terms. Moreover, notwithstanding anything to the contrary in Section 10.02 of the Standard Terms, the obligations created by this Trust Agreement shall terminate upon payment to the Certificateholders of all amounts held in the Collection Account, the Certificate Account and the Distribution Account required to be paid to the Certificateholders pursuant to this Trust Agreement, following the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all property acquired upon foreclosure of any such Mortgage Loan.

(b) On or after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 1% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date the Master Servicer shall have the right to purchase the remaining Mortgage Loans and any other assets in REMIC LT1 at the Termination Price and thereby cause the retirement of the related Certificates.

Notwithstanding anything to the contrary contained herein, the obligations created by the Trust Agreement shall terminate upon payment to the Certificateholders of all amounts held in the Certificate Account and the REMIC LT1 Distribution Account and the REMIC MT Distribution Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the purchase of all of the assets of the Trust Estate as provided above. Written notice of termination shall be given to each Certificateholder, and the final distribution shall be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Securities Administrator, which shall be specified in the notice of termination. Any repurchase of the assets of the Trust Estate pursuant to this Section 4.03 shall be made at a price equal to the Termination Price.

Section 4.04.  Securities Laws Restrictions.

Each of the Junior Subordinate Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms. Furthermore, each of the Private Certificates is a Rule 144A Certificate. The Class R and Class RC Certificates are Residual Certificates subject to Section 5.05(c) of the Standard Terms.

Section 4.05.  Deposit of Exchangeable REMIC Certificates.

The Exchangeable REMIC Certificates shall be issued in uncertificated form to the Underwriter pursuant to Section 4I of the Underwriting Agreement and transferred by the Underwriter to the Exchange Trustee to be held in trust pursuant to terms of the Exchange Agreement.

ARTICLE V.

MISCELLANEOUS PROVISIONS

Section 5.01.  Request for Opinions.

(a) The Depositor hereby requests and authorizes McKee Nelson LLP, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee, the Securities Administrator and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee, the Securities Administrator, any such Rating Agency or their respective counsels.

(b) Each of the Trustee, the Securities Administrator and the Master Servicer hereby requests and authorizes its counsel to issue on behalf of such Person such legal opinions to the Depositor, GSMC and Goldman, Sachs & Co. as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

Section 5.02.  Schedules and Exhibits.

Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated hereby and by the Standard Terms. Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

Section 5.03.  Governing Law.

THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5.04.  Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

Section 5.05.  Notices.

All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Depositor, 85 Broad Street, New York, New York 10004, Attention: President (telecopy number (212) 902-3000 and email addresses: david.stiepleman@gs.com and michelle.gill@gs.com) or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Depositor; (b) in the case of the Trustee, U.S. Bank National Association, One Penn Plaza, Suite 2700, New York, New York 10119, Attention: Structured Finance Department, GSR 2006-7F, or such other address or telecopy number as may hereafter be furnished to each party to this Trust Agreement in writing by the Trustee; (c) in the case of the Master Servicer, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Group (GSR 2006-7F) (or in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) Telephone: (410) 884-2000 Facsimile: (410) 715-2380, or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Master Servicer; and (d) in the case of the Securities Administrator, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: GSR 2006-7F, or such other address, telecopy number or email address as may hereafter be furnished to each party to this Trust Agreement in writing by the Securities Administrator. The addresses of the rating agencies required to be stated herein pursuant to Section 13.08(d) of the Standard Terms are Fitch Ratings, One State Street Plaza, New York, New York 10004, Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041 and Moody’s Investors Service, 99 Church Street, New York, New York 10007.

[Signature page follows]

             IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer, the Securities Administrator and each Custodian have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

GS MORTGAGE SECURITIES CORP., as Depositor

By:	/s/ Greg A. Finck
Name: Greg A. Finck Title: Managing Director

U.S. BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee under this Trust Agreement

By:	/s/ James H. Byrnes
Name: James H. Byrnes Title: Vice President

WELLS FARGO BANK, N.A., not in its individual capacity, but solely in its capacity as Securities Administrator and Master Servicer

By:	/s/ Patricia M. Russo
Name: Patricia M. Russo Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely in its capacity as Custodian

By:	/s/ Andrew Hays
Name: Andrew Hays Title: Associate

SCHEDULE I

Mortgage Loan Schedule

S-I-1

SCHEDULE II

[Reserved]

S-II-1

SCHEDULE III

PAC SCHEDULED AMOUNTS

Distribution Date	PAC(A) Scheduled Amount ($)	PAC(B) Scheduled Amount ($)	PAC(C) Scheduled Amount ($)
August 25, 2006	38,534,934.57	78,112,974.47	66,128,754.71
September 25, 2006	38,392,044.92	77,843,105.75	65,999,010.61
October 25, 2006	38,231,367.77	77,532,448.07	65,848,792.04
November 25, 2006	38,052,949.02	77,181,076.54	65,678,133.79
December 25, 2006	37,856,843.78	76,789,087.16	65,487,081.13
January 25, 2007	37,643,116.30	76,356,596.80	65,275,689.84
February 25, 2007	37,411,839.99	75,883,743.19	65,044,026.13
March 25, 2007	37,163,097.34	75,370,684.88	64,792,166.68
April 25, 2007	36,896,979.96	74,817,601.15	64,520,198.59
May 25, 2007	36,613,588.47	74,224,691.98	64,228,219.35
June 25, 2007	36,313,032.44	73,592,177.90	63,916,336.77
July 25, 2007	35,995,430.41	72,920,299.92	63,584,668.96
August 25, 2007	35,660,909.71	72,209,319.34	63,233,344.25
September 25, 2007	35,309,606.48	71,459,517.69	62,862,501.10
October 25, 2007	34,941,665.52	70,671,196.46	62,472,288.04
November 25, 2007	34,557,240.23	69,844,677.00	62,062,863.59
December 25, 2007	34,156,492.51	68,980,300.25	61,634,396.12
January 25, 2008	33,739,592.63	68,078,426.58	61,187,063.78
February 25, 2008	33,306,719.14	67,139,435.50	60,721,054.38
March 25, 2008	32,858,058.74	66,163,725.47	60,236,565.22
April 25, 2008	32,393,806.14	65,151,713.54	59,733,803.03
May 25, 2008	31,914,163.94	64,103,835.15	59,212,983.78
June 25, 2008	31,419,342.48	63,020,543.78	58,674,332.53
July 25, 2008	30,909,559.69	61,902,310.66	58,118,083.29
August 25, 2008	30,385,040.93	60,749,624.40	57,544,478.86
September 25, 2008	29,846,018.84	59,562,990.67	56,953,770.62
October 25, 2008	29,292,733.14	58,342,931.83	56,346,218.40
November 25, 2008	28,725,430.50	57,089,986.56	55,722,090.24
December 25, 2008	28,148,487.12	55,818,322.02	55,082,768.78
January 25, 2009	27,574,548.14	54,553,211.54	54,446,736.45
February 25, 2009	27,003,598.33	53,294,621.74	53,813,976.50
March 25, 2009	26,435,622.50	52,042,519.43	53,184,472.26
April 25, 2009	25,870,605.58	50,796,871.57	52,558,207.18
May 25, 2009	25,308,532.55	49,557,645.33	51,935,164.75
June 25, 2009	24,749,388.47	48,324,808.02	51,315,328.57
July 25, 2009	24,193,158.50	47,098,327.12	50,698,682.33
August 25, 2009	23,639,827.85	45,878,170.30	50,085,209.81
September 25, 2009	23,089,381.83	44,664,305.39	49,474,894.84
October 25, 2009	22,541,805.81	43,456,700.37	48,867,721.37
November 25, 2009	21,997,085.24	42,255,323.42	48,263,673.42
December 25, 2009	21,455,205.66	41,060,142.85	47,662,735.09
January 25, 2010	20,916,152.67	39,871,127.15	47,064,890.58
February 25, 2010	20,379,911.94	38,688,244.99	46,470,124.14
March 25, 2010	19,846,469.24	37,511,465.18	45,878,420.13
April 25, 2010	19,315,810.38	36,340,756.70	45,289,762.99
May 25, 2010	18,787,921.28	35,176,088.70	44,704,137.22

S-III-1

Distribution Date	PAC(A) Scheduled Amount ($)	PAC(B) Scheduled Amount ($)	PAC(C) Scheduled Amount ($)
June 25, 2010	18,262,787.92	34,017,430.48	44,121,527.43
July 25, 2010	17,740,396.33	32,864,751.51	43,541,918.28
August 25, 2010	17,220,732.64	31,718,021.40	42,965,294.54
September 25, 2010	16,703,783.05	30,577,209.94	42,391,641.03
October 25, 2010	16,189,533.83	29,442,287.07	41,820,942.67
November 25, 2010	15,677,971.31	28,313,222.89	41,253,184.46
December 25, 2010	15,169,081.90	27,189,987.63	40,688,351.46
January 25, 2011	14,662,852.09	26,072,551.73	40,126,428.83
February 25, 2011	14,159,268.43	24,960,885.72	39,567,401.78
March 25, 2011	13,658,317.54	23,854,960.34	39,011,255.63
April 25, 2011	13,159,986.11	22,754,746.44	38,457,975.74
May 25, 2011	12,664,260.91	21,660,215.05	37,907,547.59
June 25, 2011	12,171,128.77	20,571,337.34	37,359,956.70
July 25, 2011	11,680,576.59	19,488,084.63	36,815,188.68
August 25, 2011	11,226,687.63	18,536,619.69	36,279,829.39
September 25, 2011	10,775,331.22	17,590,661.65	35,747,242.94
October 25, 2011	10,326,494.57	16,650,182.77	35,217,415.11
November 25, 2011	9,880,164.93	15,715,155.47	34,690,331.74
December 25, 2011	9,436,329.64	14,785,552.33	34,165,978.77
January 25, 2012	8,994,976.08	13,861,346.07	33,644,342.19
February 25, 2012	8,556,091.73	12,942,509.54	33,125,408.08
March 25, 2012	8,119,664.12	12,029,015.75	32,609,162.58
April 25, 2012	7,685,680.82	11,120,837.85	32,095,591.91
May 25, 2012	7,254,129.51	10,217,949.14	31,584,682.35
June 25, 2012	6,824,997.91	9,320,323.05	31,076,420.26
July 25, 2012	6,398,273.80	8,427,933.16	30,570,792.08
August 25, 2012	5,980,818.04	7,568,475.86	30,069,921.08
September 25, 2012	5,565,701.68	6,714,048.70	29,571,645.41
October 25, 2012	5,152,912.71	5,864,625.82	29,075,951.71
November 25, 2012	4,742,439.20	5,020,181.48	28,582,826.72
December 25, 2012	4,334,269.30	4,180,690.09	28,092,257.20
January 25, 2013	3,928,391.18	3,346,126.19	27,604,230.01
February 25, 2013	3,524,793.12	2,516,464.45	27,118,732.07
March 25, 2013	3,123,463.41	1,691,679.69	26,635,750.38
April 25, 2013	2,724,390.45	871,746.84	26,155,271.99
May 25, 2013	2,327,562.66	56,640.99	25,677,284.03
June 25, 2013	1,932,968.56	0.00	25,201,773.68
July 25, 2013	1,540,596.70	0.00	24,728,728.20
August 25, 2013	1,163,467.18	0.00	24,262,256.44
September 25, 2013	788,430.34	0.00	23,798,194.84
October 25, 2013	415,475.21	0.00	23,336,530.93
November 25, 2013	44,590.86	0.00	22,877,252.30
December 25, 2013	0.00	0.00	22,420,346.62
January 25, 2014	0.00	0.00	21,965,801.60
February 25, 2014	0.00	0.00	21,513,605.04
March 25, 2014	0.00	0.00	21,063,744.78
April 25, 2014	0.00	0.00	20,616,208.73
May 25, 2014	0.00	0.00	20,170,984.88
June 25, 2014	0.00	0.00	19,733,270.19
July 25, 2014	0.00	0.00	19,304,698.56
August 25, 2014	0.00	0.00	18,896,934.76
September 25, 2014	0.00	0.00	18,497,597.19

S-III-2

Distribution Date	PAC(A) Scheduled Amount($)	PAC(B) Scheduled Amount($)	PAC(C) Scheduled Amount($)
October 25, 2014	0.00	0.00	18,106,514.49
November 25, 2014	0.00	0.00	17,723,518.72
December 25, 2014	0.00	0.00	17,348,445.30
January 25, 2015	0.00	0.00	16,981,133.01
February 25, 2015	0.00	0.00	16,621,423.82
March 25, 2015	0.00	0.00	16,269,162.92
April 25, 2015	0.00	0.00	15,924,198.58
May 25, 2015	0.00	0.00	15,586,382.16
June 25, 2015	0.00	0.00	15,255,567.98
July 25, 2015	0.00	0.00	14,931,613.32
August 25, 2015	0.00	0.00	14,624,064.49
September 25, 2015	0.00	0.00	14,322,736.78
October 25, 2015	0.00	0.00	14,027,505.82
November 25, 2015	0.00	0.00	13,738,249.75
December 25, 2015	0.00	0.00	13,454,849.09
January 25, 2016	0.00	0.00	13,177,186.75
February 25, 2016	0.00	0.00	12,905,147.95
March 25, 2016	0.00	0.00	12,638,620.21
April 25, 2016	0.00	0.00	12,377,493.24
May 25, 2016	0.00	0.00	12,121,658.98
June 25, 2016	0.00	0.00	11,869,543.08
July 25, 2016	0.00	0.00	11,615,492.61
August 25, 2016	0.00	0.00	11,366,707.17
September 25, 2016	0.00	0.00	11,123,079.82
October 25, 2016	0.00	0.00	10,884,505.79
November 25, 2016	0.00	0.00	10,650,882.37
December 25, 2016	0.00	0.00	10,422,108.96
January 25, 2017	0.00	0.00	10,198,086.93
February 25, 2017	0.00	0.00	9,978,719.66
March 25, 2017	0.00	0.00	9,763,912.45
April 25, 2017	0.00	0.00	9,553,572.52
May 25, 2017	0.00	0.00	9,347,608.93
June 25, 2017	0.00	0.00	9,145,932.57
July 25, 2017	0.00	0.00	8,948,456.12
August 25, 2017	0.00	0.00	8,755,094.04
September 25, 2017	0.00	0.00	8,565,762.46
October 25, 2017	0.00	0.00	8,380,379.23
November 25, 2017	0.00	0.00	8,198,863.84
December 25, 2017	0.00	0.00	8,021,137.39
January 25, 2018	0.00	0.00	7,847,122.58
February 25, 2018	0.00	0.00	7,676,743.66
March 25, 2018	0.00	0.00	7,509,926.39
April 25, 2018	0.00	0.00	7,346,598.05
May 25, 2018	0.00	0.00	7,186,687.34
June 25, 2018	0.00	0.00	7,030,124.45
July 25, 2018	0.00	0.00	6,876,840.93
August 25, 2018	0.00	0.00	6,726,769.72
September 25, 2018	0.00	0.00	6,579,845.12
October 25, 2018	0.00	0.00	6,436,002.74
November 25, 2018	0.00	0.00	6,295,179.51
December 25, 2018	0.00	0.00	6,157,313.60
January 25, 2019	0.00	0.00	6,022,344.43

S-III-3

Distribution Date	PAC(A) Scheduled Amount($)	PAC(B) Scheduled Amount($)	PAC(C) Scheduled Amount($)
February 25, 2019	0.00	0.00	5,890,212.67
March 25, 2019	0.00	0.00	5,760,860.16
April 25, 2019	0.00	0.00	5,634,229.92
May 25, 2019	0.00	0.00	5,510,266.12
June 25, 2019	0.00	0.00	5,388,914.04
July 25, 2019	0.00	0.00	5,270,120.10
August 25, 2019	0.00	0.00	5,153,831.76
September 25, 2019	0.00	0.00	5,039,997.58
October 25, 2019	0.00	0.00	4,928,567.12
November 25, 2019	0.00	0.00	4,819,490.99
December 25, 2019	0.00	0.00	4,712,720.79
January 25, 2020	0.00	0.00	4,608,209.08
February 25, 2020	0.00	0.00	4,505,909.39
March 25, 2020	0.00	0.00	4,405,776.21
April 25, 2020	0.00	0.00	4,307,764.91
May 25, 2020	0.00	0.00	4,211,831.80
June 25, 2020	0.00	0.00	4,117,934.06
July 25, 2020	0.00	0.00	4,026,029.72
August 25, 2020	0.00	0.00	3,936,077.68
September 25, 2020	0.00	0.00	3,848,037.66
October 25, 2020	0.00	0.00	3,761,870.21
November 25, 2020	0.00	0.00	3,677,536.67
December 25, 2020	0.00	0.00	3,594,999.16
January 25, 2021	0.00	0.00	3,514,220.58
February 25, 2021	0.00	0.00	3,435,164.56
March 25, 2021	0.00	0.00	3,357,795.48
April 25, 2021	0.00	0.00	3,282,078.46
May 25, 2021	0.00	0.00	3,207,979.29
June 25, 2021	0.00	0.00	3,135,464.49
July 25, 2021	0.00	0.00	3,064,501.24
August 25, 2021	0.00	0.00	2,995,057.39
September 25, 2021	0.00	0.00	2,927,101.44
October 25, 2021	0.00	0.00	2,860,602.53
November 25, 2021	0.00	0.00	2,795,530.44
December 25, 2021	0.00	0.00	2,731,855.55
January 25, 2022	0.00	0.00	2,669,548.85
February 25, 2022	0.00	0.00	2,608,581.91
March 25, 2022	0.00	0.00	2,548,926.89
April 25, 2022	0.00	0.00	2,490,556.51
May 25, 2022	0.00	0.00	2,433,444.04
June 25, 2022	0.00	0.00	2,377,563.31
July 25, 2022	0.00	0.00	2,322,888.67
August 25, 2022	0.00	0.00	2,269,395.00
September 25, 2022	0.00	0.00	2,217,057.68
October 25, 2022	0.00	0.00	2,165,852.61
November 25, 2022	0.00	0.00	2,115,756.16
December 25, 2022	0.00	0.00	2,066,745.19
January 25, 2023	0.00	0.00	2,018,797.06
February 25, 2023	0.00	0.00	1,971,889.54
March 25, 2023	0.00	0.00	1,926,000.89
April 25, 2023	0.00	0.00	1,881,109.81
May 25, 2023	0.00	0.00	1,837,195.42

S-III-4

Distribution Date	PAC(A) Scheduled Amount($)	PAC(B) Scheduled Amount($)	PAC(C) Scheduled Amount($)
June 25, 2023	0.00	0.00	1,794,237.29
July 25, 2023	0.00	0.00	1,752,215.38
August 25, 2023	0.00	0.00	1,711,110.09
September 25, 2023	0.00	0.00	1,670,902.19
October 25, 2023	0.00	0.00	1,631,572.86
November 25, 2023	0.00	0.00	1,593,103.67
December 25, 2023	0.00	0.00	1,555,476.56
January 25, 2024	0.00	0.00	1,518,673.83
February 25, 2024	0.00	0.00	1,482,678.17
March 25, 2024	0.00	0.00	1,447,472.59
April 25, 2024	0.00	0.00	1,413,040.48
May 25, 2024	0.00	0.00	1,379,365.55
June 25, 2024	0.00	0.00	1,346,431.85
July 25, 2024	0.00	0.00	1,314,223.76
August 25, 2024	0.00	0.00	1,282,725.98
September 25, 2024	0.00	0.00	1,251,923.52
October 25, 2024	0.00	0.00	1,221,801.71
November 25, 2024	0.00	0.00	1,192,346.16
December 25, 2024	0.00	0.00	1,163,542.79
January 25, 2025	0.00	0.00	1,135,377.81
February 25, 2025	0.00	0.00	1,107,837.72
March 25, 2025	0.00	0.00	1,080,909.28
April 25, 2025	0.00	0.00	1,054,579.53
May 25, 2025	0.00	0.00	1,028,835.78
June 25, 2025	0.00	0.00	1,003,665.60
July 25, 2025	0.00	0.00	979,056.83
August 25, 2025	0.00	0.00	954,997.52
September 25, 2025	0.00	0.00	931,476.02
October 25, 2025	0.00	0.00	908,480.88
November 25, 2025	0.00	0.00	886,000.90
December 25, 2025	0.00	0.00	864,025.12
January 25, 2026	0.00	0.00	842,542.79
February 25, 2026	0.00	0.00	821,543.39
March 25, 2026	0.00	0.00	801,016.63
April 25, 2026	0.00	0.00	780,952.40
May 25, 2026	0.00	0.00	761,340.84
June 25, 2026	0.00	0.00	742,172.25
July 25, 2026	0.00	0.00	723,437.18
August 25, 2026	0.00	0.00	705,126.34
September 25, 2026	0.00	0.00	687,230.64
October 25, 2026	0.00	0.00	669,741.18
November 25, 2026	0.00	0.00	652,649.25
December 25, 2026	0.00	0.00	635,946.32
January 25, 2027	0.00	0.00	619,624.03
February 25, 2027	0.00	0.00	603,674.20
March 25, 2027	0.00	0.00	588,088.81
April 25, 2027	0.00	0.00	572,860.02
May 25, 2027	0.00	0.00	557,980.15
June 25, 2027	0.00	0.00	543,441.67
July 25, 2027	0.00	0.00	529,237.22
August 25, 2027	0.00	0.00	515,359.59
September 25, 2027	0.00	0.00	501,801.71

S-III-5

Distribution Date	PAC(A) Scheduled Amount($)	PAC(B) Scheduled Amount($)	PAC(C) Scheduled Amount($)
October 25, 2027	0.00	0.00	488,556.66
November 25, 2027	0.00	0.00	475,617.69
December 25, 2027	0.00	0.00	462,978.15
January 25, 2028	0.00	0.00	450,631.55
February 25, 2028	0.00	0.00	438,571.55
March 25, 2028	0.00	0.00	426,791.91
April 25, 2028	0.00	0.00	415,286.54
May 25, 2028	0.00	0.00	404,049.49
June 25, 2028	0.00	0.00	393,074.90
July 25, 2028	0.00	0.00	382,357.06
August 25, 2028	0.00	0.00	371,890.37
September 25, 2028	0.00	0.00	361,669.35
October 25, 2028	0.00	0.00	351,688.63
November 25, 2028	0.00	0.00	341,942.97
December 25, 2028	0.00	0.00	332,427.21
January 25, 2029	0.00	0.00	323,136.32
February 25, 2029	0.00	0.00	314,065.38
March 25, 2029	0.00	0.00	305,209.55
April 25, 2029	0.00	0.00	296,564.11
May 25, 2029	0.00	0.00	288,124.44
June 25, 2029	0.00	0.00	279,886.00
July 25, 2029	0.00	0.00	271,844.38
August 25, 2029	0.00	0.00	263,995.22
September 25, 2029	0.00	0.00	256,334.29
October 25, 2029	0.00	0.00	248,857.41
November 25, 2029	0.00	0.00	241,560.54
December 25, 2029	0.00	0.00	234,439.67
January 25, 2030	0.00	0.00	227,490.91
February 25, 2030	0.00	0.00	220,710.45
March 25, 2030	0.00	0.00	214,094.54
April 25, 2030	0.00	0.00	207,639.54
May 25, 2030	0.00	0.00	201,341.85
June 25, 2030	0.00	0.00	195,197.99
July 25, 2030	0.00	0.00	189,204.51
August 25, 2030	0.00	0.00	183,358.06
September 25, 2030	0.00	0.00	177,655.36
October 25, 2030	0.00	0.00	172,093.19
November 25, 2030	0.00	0.00	166,668.40
December 25, 2030	0.00	0.00	161,377.92
January 25, 2031	0.00	0.00	156,218.73
February 25, 2031	0.00	0.00	151,187.88
March 25, 2031	0.00	0.00	146,282.48
April 25, 2031	0.00	0.00	141,499.71
May 25, 2031	0.00	0.00	136,836.80
June 25, 2031	0.00	0.00	132,291.04
July 25, 2031	0.00	0.00	127,859.79
August 25, 2031	0.00	0.00	123,540.46
September 25, 2031	0.00	0.00	119,330.51
October 25, 2031	0.00	0.00	115,227.45
November 25, 2031	0.00	0.00	111,228.87
December 25, 2031	0.00	0.00	107,332.38
January 25, 2032	0.00	0.00	103,535.65

S-III-6

Distribution Date	PAC(A) Scheduled Amount($)	PAC(B) Scheduled Amount($)	PAC(C) Scheduled Amount($)
February 25, 2032	0.00	0.00	99,836.42
March 25, 2032	0.00	0.00	96,232.45
April 25, 2032	0.00	0.00	92,721.57
May 25, 2032	0.00	0.00	89,301.65
June 25, 2032	0.00	0.00	85,970.59
July 25, 2032	0.00	0.00	82,726.37
August 25, 2032	0.00	0.00	79,566.98
September 25, 2032	0.00	0.00	76,490.46
October 25, 2032	0.00	0.00	73,494.92
November 25, 2032	0.00	0.00	70,578.47
December 25, 2032	0.00	0.00	67,739.29
January 25, 2033	0.00	0.00	64,975.59
February 25, 2033	0.00	0.00	62,285.62
March 25, 2033	0.00	0.00	59,667.66
April 25, 2033	0.00	0.00	57,120.04
May 25, 2033	0.00	0.00	54,641.12
June 25, 2033	0.00	0.00	52,229.30
July 25, 2033	0.00	0.00	49,883.00
August 25, 2033	0.00	0.00	47,600.70
September 25, 2033	0.00	0.00	45,380.88
October 25, 2033	0.00	0.00	43,222.09
November 25, 2033	0.00	0.00	41,122.89
December 25, 2033	0.00	0.00	39,081.87
January 25, 2034	0.00	0.00	37,097.66
February 25, 2034	0.00	0.00	35,168.92
March 25, 2034	0.00	0.00	33,294.32
April 25, 2034	0.00	0.00	31,472.59
May 25, 2034	0.00	0.00	29,702.47
June 25, 2034	0.00	0.00	27,982.73
July 25, 2034	0.00	0.00	26,312.16
August 25, 2034	0.00	0.00	24,689.58
September 25, 2034	0.00	0.00	23,113.86
October 25, 2034	0.00	0.00	21,583.86
November 25, 2034	0.00	0.00	20,098.49
December 25, 2034	0.00	0.00	18,656.67
January 25, 2035	0.00	0.00	17,257.34
February 25, 2035	0.00	0.00	15,899.48
March 25, 2035	0.00	0.00	14,582.08
April 25, 2035	0.00	0.00	13,304.17
May 25, 2035	0.00	0.00	12,064.77
June 25, 2035	0.00	0.00	10,862.95
July 25, 2035	0.00	0.00	9,697.79
August 25, 2035	0.00	0.00	8,568.39
September 25, 2035	0.00	0.00	7,473.87
October 25, 2035	0.00	0.00	6,413.38
November 25, 2035	0.00	0.00	5,386.07
December 25, 2035	0.00	0.00	4,391.12
January 25, 2036	0.00	0.00	3,427.74
February 25, 2036	0.00	0.00	2,495.13
March 25, 2036	0.00	0.00	1,592.53
April 25, 2036	0.00	0.00	719.19
May 25, 2036	0.00	0.00	0.00

S-III-7

EXHIBIT A

Form of Certificates

A-1